UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Schedule 14A Information (Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Immersion Corporation

(Name of Registrant as Specified In Its Charter)

n/a

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April [11], 2022
TO THE STOCKHOLDERS OF IMMERSION CORPORATION
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation, which will be held at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, CA 95054, on May 23, 2022, at 9:30 a.m. Pacific Time.
At the Annual Meeting, stockholders will be asked to vote on each of the four (4) proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.
It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Voting electronically, by telephone, or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of our company. We look forward to seeing you at the Annual Meeting.

Sincerely,
Francis Jose
Chief Executive Officer and General Counsel

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2022

The Annual Meeting will be held at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, CA 95054, on May 23, 2022, at 9:30 a.m. Pacific Time for the following purposes:
1.To elect five (5) directors to hold office for the applicable term and until their successor is elected and qualified;
2.To ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.To hold an advisory vote to approve the compensation of our named executive officers;
4.To ratify the Section 382 Tax Benefits Preservation Plan; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only stockholders of record at the close of business on March 24, 2022 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS,
Francis Jose
Chief Executive Officer and General Counsel
Aventura, Florida, April [11], 2022
We intend to hold our Annual Meeting in person. If you choose to attend the Annual Meeting, please be advised that pursuant to, or as recommended by, the laws of Santa Clara County, masks and proof of vaccination status may be required for attendees. In person seating may also be limited due to social distancing requirements. We are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and details on how to participate will be available at www.envisionreports.com/IMMR.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2022: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/IMMR

IMMERSION CORPORATION
2022 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

PROXY STATEMENT
We are providing you with these proxy materials in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Immersion Corporation, of proxies to be used at our 2022 Annual Meeting of Stockholders (“Annual Meeting”). The Annual Meeting will be held at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, CA 95054 on May 23, 2022 at 9:30 a.m. Pacific Time. This proxy statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.
This proxy statement, any accompanying proxy card or voting instruction form, and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) to Stockholders will be mailed to or otherwise made available to our stockholders on or about April [11], 2022.

QUESTIONS AND ANSWERS

What is included in the proxy materials?

The proxy materials for our Annual Meeting include this proxy statement and our Annual Report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.
Who is soliciting my vote?

The Board of Directors of Immersion Corporation is soliciting your vote at our Annual Meeting.
We have also engaged a proxy solicitor, Saratoga Proxy Consulting LLC, to assist the Company’s Board of Directors and management in obtaining adequate votes to achieve the required quorum for the Annual Meeting and to obtain approval for the proposals included in this Proxy Statement. The Company will pay the proxy solicitation fees to Saratoga Proxy Consulting LLC and estimates that such fees will total approximately $30,000 or less.
Who is entitled to vote?

You may vote if you were the record owner of Immersion Corporation common stock as of the close of business on March 24, 2022 (the “Record Date”). Each share of common stock is entitled to one vote. As of March 24, 2022, we had 33,566,489 shares of common stock outstanding and entitled to vote. There is no cumulative voting.
Who can attend the Annual Meeting?

Stockholders of record at the close of business on March 24, 2022 may attend the Annual Meeting. You must bring with you a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport to gain entry to the Annual Meeting. Please be advised that pursuant to, or as recommended by, the laws of Santa Clara County, you may also need a mask and proof of vaccination status to gain entry to the Annual Meeting. If you are a beneficial owner of our common stock, you must also bring with you to the Annual Meeting a legal proxy from the organization that holds your shares or a brokerage statement showing your ownership of shares as of the close of business on the Record Date. If you are a representative of an institutional stockholder, you must also bring a legal proxy or other proof that you are a representative of a firm that held shares as of the close of business on the Record Date and that you are authorized to vote on behalf of the institution.
We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and details on how to participate will be available at www.envisionreports.com/IMMR.
How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. For us to hold our Annual Meeting, holders of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting as of March 24, 2022, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.
What is a broker non-vote?

Applicable rules permit brokers to vote shares held in street name on routine matters when the brokers have not received voting instructions from the beneficial owner on how to vote those shares. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. Shares that are not voted on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting.
What routine and non-routine matters will be voted on at the Annual Meeting?

The ratification of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is the only routine matter to be presented at the Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. The non-routine matters that will be voted on at the Annual Meeting include the election of five (5) directors, the ratification of the Section 382 Tax Benefits Preservation Plan, and the advisory vote to approve compensation of our named executive officers.
How are withhold votes, abstentions and broker non-votes counted?

Abstentions, withhold votes and broker non-votes are included in determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” on the advisory vote on executive compensation, the vote to ratify the independent public accounting firm and the ratification of Section 382 Tax Benefits Preservation Plan because an abstention represents a share entitled to vote on such proposal. Withhold votes will have no effect on any director nominee proposals. Broker non-votes will have no effect on the vote for any matter properly introduced at the Annual Meeting.

What are my voting choices for each of the proposals to be voted on at the Annual Meeting and how does the Board recommend that I vote my shares?

		More Information	Voting Choices and Board Recommendation
PROPOSAL 1	Election of Five Directors	Page 10	• vote FOR the nominees; or • withhold your vote for the nominees. The Board recommends a vote FOR the nominees.
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	Page 51
     • vote FOR the ratification;
     • vote against the ratification; or
     • abstain from voting on the ratification, which will have the same effect as a vote AGAINST.

The Board recommends a vote
FOR the ratification.

PROPOSAL 3	Advisory vote on the compensation of our named executive officers	Page 53
     • vote FOR, the advisory proposal;
     • vote against the advisory proposal; or
     • abstain from voting on the advisory proposal, which will have the same effect as a vote AGAINST.

The Board recommends an
     advisory vote FOR the
     compensation of our named
     executive officers.

PROPOSAL 4	Ratification of the Company’s Section 382 Tax Benefits Preservation Plan	Page 55
     • vote FOR the ratification;
     • vote against the ratification; or
     • abstain from voting on the ratification, which will have the same effect as a vote AGAINST.

The Board recommends a vote
FOR the ratification.

How many votes are needed to approve each proposal?

The director nominees shall be elected by a plurality of the votes cast (meaning that the five director nominees who receive the highest number of votes cast “FOR” their election will be elected as directors). There is no cumulative voting with respect to the election of directors. All other proposals submitted require the affirmative “FOR” vote of the majority of the shares present in person or presented by proxy at the Annual Meeting and entitled to vote thereon. As an advisory vote, the proposal to approve the compensation of our named executive officers is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.
How do I vote?

Stockholders of Record: You can vote either in person at the Annual Meeting or by proxy. Persons who vote by proxy need not, but are entitled to, attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy.
This proxy statement, the accompanying proxy card and the Annual Report are being made available to our stockholders on the Internet at www.envisionreports.com/IMMR.
You may vote your shares as follows – in all cases, have your proxy card in hand:

Vote over the Internet 24/7 at www.envisionreports.com/IMMR	Dial toll-free 24/7 (800) 652-VOTE within the USA, US territories & Canada
If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Beneficial Stockholders: If you hold your shares of Immersion Corporation common stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please note that brokers may not vote your shares on Proposal 1 (Election of Directors), Proposal 3 (Advisory vote on executive compensation), or Proposal 4 (Ratification of Adoption of 382 Tax Benefits Preservation Plan). Please provide your voting instructions so your vote can be counted on these matters.
If you plan to vote in person at the Annual Meeting and you hold your shares of Immersion Corporation common stock in street name, you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.
How can I revoke my proxy or change my vote?

You can revoke your proxy or change your vote at any time before they are exercised in any of the following ways:
•by submitting written notice of revocation of your proxy to our Corporate Secretary at Immersion Corporation, P.O. Box 640504, San Jose, California 95164 so that it is received prior to the Annual Meeting;

•voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on May 22, 2022;
•submitting a later-dated vote or another properly executed proxy of a later date prior to the Annual Meeting; or
•voting in person at the Annual Meeting.
Who counts the votes?

We have hired Computershare to count the votes represented by proxies and cast by ballot, and our General Counsel and Corporate Secretary, or other individual as appointed by the Board of Directors, will act as Inspector of Election.
When will we announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. Within four business days of the Annual Meeting, we will report the final results in a Current Report on Form 8-K filed with the SEC, a copy of which will be available at www.sec.gov.
Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted. If you hold your shares in street name, your broker has the authority to vote your shares for “routine” matters even if you do not provide the broker with voting instructions.
Without instructions from you, the broker may not vote on any proposals other than the ratification of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, which is a routine matter.
What if I am a stockholder of record and return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card (Proposal 1), “FOR” the ratification of Armanino LLP as our independent registered public accounting firm (Proposal 2), “FOR” the advisory vote to approve the compensation of our named executive officers (Proposal 3), and “FOR” the ratification of the Company’s Section 382 Tax Benefits Preservation Plan (Proposal 4).
What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you do not provide voting instructions to your bank or broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. The ratification of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is the only routine matter to be presented at the Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. All other matters are considered “non-routine”.
Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the Annual Meeting. If any matters are properly brought before the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.
Do we have a policy about directors’ attendance at the Annual Meeting?

Pursuant to the Corporate Governance Principles, directors are strongly encouraged, but not required, to attend the Annual Meeting. All four of our then-current director nominees attended the 2021 Annual Meeting of Stockholders.
How can I access Immersion Corporation’s proxy materials and annual report electronically?

This proxy statement, the accompanying proxy card and the Annual Report are being made available to our stockholders on the Internet at www.envisionreports.com/IMMR. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.
If you own Immersion Corporation common stock in your name, you can choose this option and reduce the cost of producing and mailing these documents and help the environment by checking the box for electronic delivery on your proxy card, or by following the instructions provided when you vote by telephone or over the Internet. If you hold your Immersion Corporation common stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.
If you choose to view future proxy statements and annual reports over the Internet, you will receive a Notice of Internet Availability next year in the mail containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect unless you change your election following the receipt of a Notice of Internet Availability. You do not have to elect Internet access each year. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by following the directions set forth on the Notice of Internet Availability.
Who bears the cost of this proxy solicitation?

The Company will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Immersion Corporation common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses.
We have engaged a proxy solicitor, Saratoga Proxy Consulting LLC, to assist the Company’s Board of Directors and management in obtaining adequate votes to achieve the required quorum for the Annual

Meeting and to obtain approval for the proposals included in this Proxy Statement. The Company will pay the proxy solicitation fees to Saratoga Proxy Consulting LLC and estimates that such fees will total approximately $30,000 or less.
How do I submit a proposal for action at the 2023 Annual Meeting of Stockholders?

A proposal for action to be presented by any stockholder at the 2023 Annual Meeting of Stockholders will be acted upon only:
•if the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the proposal is received by our Corporate Secretary on or before December 12, 2022;
•if the proposal or a director nomination is not to be included in the proxy statement, pursuant to our Bylaws, the written proposal is delivered to, or mailed and received by, our Corporate Secretary on or before December 12, 2022 and such proposal is, under Delaware General Corporation Law (“Delaware Law”), an appropriate subject for stockholder action and is submitted in accordance with our Bylaws; or
•also in the case of nominating directors, if we increase the number of directors to be elected at our 2023 Annual Meeting of Stockholders and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board by December 2, 2022, our Corporate Secretary must receive nominations (but only from a stockholder who had previously submitted in proper form a timely director nomination notice by December 12, 2022) for any new positions created by such increase no later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us.
In addition, the stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2023 Annual Meeting of Stockholders to present such proposal. Our Bylaws, which are publicly available as an exhibit to the Annual Report, provide detailed information on how to properly submit stockholder proposals and director nominations, and should be read carefully.

Proposals should be sent to our Corporate Secretary, Immersion Corporation, P.O. Box 640504, San Jose, California 95164.
How can I view or request copies of our corporate documents and SEC filings?

Our website contains our Certificate of Incorporation, Bylaws, Corporate Governance Principles, Stock Ownership Policy, Board Committee Charters, the Code of Business Conduct and Ethics, Environmental, Social & Governance Statement and our SEC filings. To view these documents, go to ir.immersion.com, click on “Download Library” and click on “Governance.” To view our SEC filings and Forms 3, 4 and 5 filed by our directors and executive officers, go to www.sec.gov.
We will promptly deliver free of charge a copy of our Annual Report to any stockholder requesting a copy. Requests should be directed to our Corporate Secretary, Immersion Corporation, P.O. Box 640504, San Jose, California 95164.
What is householding?

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the relevant stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to our Corporate Secretary, Immersion Corporation, P.O. Box 640504, San Jose, California 95164.
Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare, to request that only a single copy of the proxy statement be mailed in the future. Contact Computershare by phone at (877) 373-6374 or by mail at 462 South 4th Street, Suite 1600, Louisville, KY 40202.
Beneficial owners should contact their broker or bank.

ELECTION OF DIRECTORS (PROPOSAL 1)
The Board of Directors is elected by the stockholders to oversee their interest in the long-term health and the overall success of our business and its financial strength. The Board serves as our ultimate decision-making body, except for those matters reserved to or shared with our stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting our business.
Election Process

In accordance with our Amended and Restated Certificate of Incorporation, all directors will be elected at the 2022 Annual Meeting, and each director elected at the 2022 Annual Meeting will hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. If a quorum is present and voting, the nominees for directors receiving the greatest number of votes will be elected as director. Withheld votes and broker non-votes have no effect on the vote.
Nomination of Directors

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders, upon the recommendation of the Nominating and Corporate Governance Committee or the independent members of the Board. The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates to the entire Board for Board membership. The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board considers many factors, which are described in further detail below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate our success and represent stockholder interests through sound judgment.
The Nominating and Corporate Governance Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the Nominating and Corporate Governance Committee may use the services of consultants or a search firm. The Nominating and Corporate Governance Committee will consider recommendations by our stockholders of qualified director candidates for possible nomination by the Board. Stockholders may recommend qualified director candidates by writing to our Corporate Secretary at Immersion Corporation, P.O. Box 640504, San Jose, California 95164. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Nominating and Corporate Governance Committee may conduct interviews with the candidate or request additional information from the candidate. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by stockholders. Our Bylaws permit persons to be nominated as directors directly by stockholders if certain timing, information and other requirements are met.

Qualifications of Directors and Nominees

When evaluating potential director nominees, the Nominating and Corporate Governance Committee considers each individual’s professional expertise and educational background in addition to the individual’s general qualifications. The Nominating and Corporate Governance Committee works with the Board to determine the appropriate mix of backgrounds and experiences in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities and oversee our business consistent with its fiduciary duty to stockholders.
The Nominating and Corporate Governance Committee communicates with the Board to identify backgrounds, qualifications, professional experiences, and areas of expertise that impact our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:
•Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency and accountability for management and the Board;
•Stockholder alignment, which helps to ensure the Board acts in the best interests of our stockholders;
•Operating experience as current or former executives, which gives directors specific insight, and expertise that will foster active participation in the development of our business strategy and provide the appropriate tools for overseeing the implementation of our operating plan;
•Industry knowledge, especially in our key markets of mobile devices, gaming, VR/AR and automotive, which is vital in understanding and reviewing our strategy;
•Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;
•Accounting and financial expertise, which enables directors to analyze our financial statements and oversee our accounting and financial reporting processes; and
•Technology licensing and IP monetization experience, which is an important component of our business.
The following table highlights each director’s or director nominee’s specific skills, knowledge and experience. A particular director may possess other skills, knowledge or experience even though they are not indicated below.

Director	Industry	Operating	Leadership	Accounting and Financial	Public Company Board/ Corporate Governance	Technology Licensing and IP Monetization
William Martin	✓	✓	✓	✓	✓	✓
Elias Nader	✓	✓	✓	✓	✓	✓
Eric Singer	✓	✓	✓	✓	✓	✓
Frederick Wasch	✓	✓	✓	✓	✓
Sumit Agarwal	✓	✓	✓	✓		✓

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership. Diversity is important because a variety of perspectives contribute to a more effective decision-making process.

2022 Nominees for Director

Our Board’s nominees for election at the Annual Meeting are William Martin, Elias Nader, Eric Singer, Frederick Wasch and Sumit Agarwal. If elected, these nominees will hold office until the 2023 Annual Meeting of Stockholders and until his successor is elected and qualified.
We have no reason to believe that the nominees listed above will be unable or unwilling to serve if elected. However, if any of these nominees should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors. The Board believes that the nominees’ qualifications, skills and experiences would contribute to an effective and well-functioning Board.
Included in each nominee’s biography below is an assessment of his specific qualifications, attributes, skills, and experience based on the qualifications described above.
There are no family relationships between the nominees, any directors, or any of our executive officers.
Nominees for Directors – To Be Elected for a Term Expiring in 2023

William Martin
Director since: 2019
Age: 44
Professional Experience: William C. Martin has served as our Chief Strategy Officer since December 2021 and also currently serves as the Chairman, Chief Investment Officer and Founder of Raging Capital Management, LLC, a private investment partnership based near Princeton, New Jersey that was founded in 2006. Mr. Martin has co-founded a number of financial information companies, including RagingBull.com in 1997 and InsiderScore.com in 2004. He has served on numerous public company boards, including nine years on the board of Bankrate, Inc., a consumer finance company, which was acquired in 2009; the board of Salary.com, Inc., a compensation data, software, consulting and resource company, which was acquired in 2010; and the board of Vitesse Semiconductor Corp., a semiconductor company, which was acquired in 2015.
Director Qualifications: Mr. Martin's extensive experience and successful track record as an investor, entrepreneur and public company director enables him to provide the Board and management with valuable perspectives on our operations, capital allocation strategies and other corporate strategies to maximize stockholder value. Mr. Martin also managed Raging Capital Management, LLC, which was previously one of our largest stockholders, and has a long track record of investing in publicly traded companies and actively engaging in certain investments. As a result, Mr. Martin brings the perspective of a stockholder to our Board that is critical in creating and implementing strategies that increase stockholder value.

Elias Nader
Director since 2022
Age: 57
Education: Bachelor of Science Degree in Accounting, Bachelor of Arts Degree in Economics and an MBA in International Business from San Jose State University.
Professional Experience: Mr. Nader has served as the Chief Financial Officer and Senior Vice President of Finance of QuickLogic Corporation, a publicly traded fabless semiconductor company, since February 1, 2022. Prior to that, Mr. Nader served as Chief Financial Officer and Senior Vice President of Pixelworks, Inc., a publicly traded video processing semiconductor company, from September 2019 to January 2022. Prior to that, Mr. Nader served as the Interim President and Chief Executive Officer of Sigma Designs, Inc., a publicly traded semiconductor company that designed solutions for home connectivity, IPTV, HDTV and media processors, from January 2018 to September 2019, and as Sigma’s Chief Financial Officer from April 2014 to January 2022.
Director Qualifications: Mr. Nader’s extensive financial and management experience with publicly traded companies that are similarly situated to us, which enables him to contribute significantly to our Board in the area of finance and accounting.
Eric Singer
Director since: 2020 and Executive Chairman since 2020
Age: 48
Education: B.A. from Brandeis University in 1995
Professional Experience: Mr. Singer has served as a member of our Board of Directors since March 2020 and has served as our Executive Chairman since August 2020. Since July 2019, Mr. Singer has served as a director of A10 Networks (ATEN), an application controller and firewall cloud security company, and has served as its lead independent director since September 2021. Mr. Singer is a founder and Managing Member of VIEX Capital Advisors, a securities investment firm. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and in assisting them in creating and expanding shareholder value. Mr. Singer previously served on the boards of directors of Quantum Corporation, a video data storage and management company, Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things, RhythmOne plc and YuMe, Inc., each a provider of brand video advertising software and audience data, Support.com, Inc., a provider of tech support and support center services, Meru Networks, Inc., a Wi-Fi network solutions company, PLX Technology, Inc., a PCI Express and ethernet semiconductor company, and Sigma Designs, Inc., an integrated circuit provider for the home entertainment market, among other companies.
Director Qualifications: Mr. Singer has specific attributes that qualify him to serve as a member of our board of directors, including his extensive financial and operating experience and knowledge of the technology industry gained through his service on numerous public company boards. Mr. Singer also managed VIEX Capital Advisors, which was previously one of our largest stockholders and has a long track record of investing in publicly traded companies and actively engaging with certain investments. As a result, Mr. Singers brings the perspective of a stockholder to our Board that is critical in creating and implementing strategies that increase stockholder value.

Frederick Wasch
Director since: 2021
Age: 51

Education: Mr. Wasch has a B.A. from Princeton University and an MBA from Columbia Business School.
Professional Experience: Mr. Wasch has more than 25 years of experience in organizational development, executive leadership, and finance. In 2020, Mr. Wasch co-founded Energy Transition Capital (“ETC”), a renewable energy private equity firm where he serves as Partner and Chief Operating Officer. Prior to ETC, Mr. Wasch served as Managing Partner, Chief Financial Officer, Chief Operating Officer, and Chief Compliance Officer of Raging Capital Management, a long/short equity hedge fund with peak AUM of over $900MM where he led the firm’s financial, operational, compliance, and organizational functions. Mr. Wasch currently supports the fund in its process of winding down. Mr. Wasch is active in the alternatives COO/CFO community and is a regular speaker at industry conferences and events.
Earlier in his career, Mr. Wasch co-founded CallStreet, a corporate events calendar and transcript business, where he led fundraising efforts, built and maintained the company’s accounting, tax and audit controls, and spearheaded new business development opportunities. The founders successfully sold the company in the mid-2000s to FactSet Research Systems, Inc.
Mr. Wasch started his career in the venture capital group at Hambrecht & Quist, where he focused on companies in software, communications, and the Internet. He was active in sourcing, evaluating, and executing on new investment opportunities and served on the boards of several portfolio companies in the enterprise software and hardware industries.
Director Qualifications: Mr. Agarwal brings to the Board many years of experience in product management technology innovation, which is invaluable to our efforts to continue to develop and execute on our technological solutions and strategies.

Sumit Agarwal
Director since 2019
Age: 46
Education: B.S. in Chemical Engineering from Massachusetts Institute of Technology; Masters from Air Force Academy (Air University)
Professional Experience: Mr. Agarwal is currently Vice-President of Analytic Products at F5 Networks. Prior to that, Mr. Agarwal served from 2011 to 2020 as Co-Founder and ultimately Chief Operating Officer of Shape Security, a security company defending consumer brands in the Fortune 500 from internet fraud and cyber-attacks, which was acquired by F5 Networks. From 2010 to 2011 Mr. Agarwal was with the US Department of Defense where he served as Deputy Assistant to the Secretary of Defense as well as Senior Advisor for Cyber Innovation. From 2003 to 2009, Mr. Agarwal was at Google LLC where he held several product management roles including Head of Mobile Product Management, North America. He held various other roles earlier in his career in technology companies. Mr. Agarwal was also a Reserve Officer in the United States Air Force and retired as a Major.
Director Qualifications: Mr. Agarwal brings to the Board many years of experience in product management which will be invaluable as we begin to focus more of our efforts on delivering technological solutions to our customers.

The Board of Directors recommends a vote FOR the election of Messrs. Martin, Nader, Singer, Wasch and Agarwal as directors.

DIRECTOR COMPENSATION
The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services. Under the Compensation Committee charter, the Compensation Committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation. In 2021, the Compensation Committee engaged an independent compensation consultant, Semler Brossy Consulting Group, in its review and analysis. Directors who also serve as our employees do not receive payment for services as directors.
2021 Annual Compensation

Cash Compensation
Effective as of the 2021 Annual Meeting of Stockholders, our policy is that non-employee directors each receive annual cash compensation of $75,000, paid in quarterly installments on or before the date of each quarterly Board meeting, with no additional fees paid for service as a Board committee chairperson or member of a Board committee, except with respect to the Chairperson of the Strategy Committee as set forth below. Fees for partial year service are pro-rated. Directors are entitled to reimbursement of reasonable travel expenses (as set forth in the Company’s Travel and Expense Reimbursement Policy) they incur in connection with attending Board and committee meetings.
Effective January 1, 2021, Mr. Singer’s non-employee director cash compensation of $75,000, Executive Chairman cash compensation of $120,000 and any Board committee fees ceased and the fees payable prior to such date were offset against Mr. Singer’s executive annual salary of $370,000.
Mr. Martin received an annual cash retainer fee of $175,000, paid in quarterly installments, in recognition of additional responsibilities related to the execution of our capital allocation and other corporate strategies.
Equity Compensation
Upon the commencement of each non-employee director’s service on the Board and at each annual stockholder meeting thereafter (if they serve on the Board at such time), each non-employee director receives an annual grant of restricted stock awards (“RSAs”) having a value equal to $125,000 on the date of the annual stockholder meeting, 100% of which vests on the earlier of: (i) the one-year anniversary of the annual meeting; and (ii) the date of the next annual stockholders’ meeting; provided that if a director commences services between the annual stockholder meetings, the director shall receive a prorated initial equity grant based on the number of days before the next annual stockholder meeting (assuming the next annual meeting is held on the same calendar day as the prior year’s annual meeting).
As a result of the termination of the Company’s 2011 Equity Incentive Plan, the standard equity awards issued to directors following the 2021 annual meeting of stockholders could not be made and such grants were delayed, subject to and contingent upon the approval of the 2021 Equity Incentive Plan by our stockholders. Eric Singer, William C. Martin, Sumit Agarwal and Mary Dotz were each serving as non-employee director at the time of the 2021 annual meeting of stockholders, and Frederick Wasch was appointed to the Board effective December 27, 2021.
On January 27, 2022, the Board approved for Eric Singer, William C. Martin, Sumit Agarwal and Mary Dotz an RSA for the number of shares underlying such award determined by dividing $125,000 by the closing price of the common stock on the date of approval by the Board, with such awards vesting upon the earlier of the annual meeting of stockholders for 2022 or the one-year anniversary of the 2021 Annual Meeting, subject to acceleration in full upon a change of control.

The RSA for Mr. Wasch was approved on a pro-rated basis, based upon the effective date of his appointment to the Board on the same vesting terms as the other directors (resulting in Mr. Wasch’s RSA being 37.5% of the number of shares awarded to each of the other directors).
Also, on January 27, 2022, the Board updated its director compensation policy for equity awards such that all directors shall be eligible to receive a restricted stock award having a value equal to $125,000 on the date of the annual stockholder meeting commencing with the 2022 annual meeting of stockholders, and that such awards shall vest upon the earlier of the next annual meeting of stockholders or the one-year anniversary of the annual meeting for which such grants are made, subject to acceleration in full upon a change of control of the Company.
2021 Director Compensation Table

The following table sets forth our director compensation for 2021 to each director who served during the year ended December 31, 2021. The compensation paid to Mr. Singer, our Executive Chairman, is presented below in “Executive Compensation — Summary Compensation Table” and the related explanatory tables. However, the additional compensation for his services as a director is included in the table below.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Eric Singer	92,242(4)	125,000	217,242
Sumit Agarwal(3)	61,431	125,000	186,431
Matthew Frey	18,006	—	18,006
Sharon Holt	10,125	—	10,125
William Martin	235,128	125,000	360,128
Stephen Domenik	14,274	—	14,274
Franz Fink	12,927	—	12,927
Mary Dotz	28,831	125,000	153,831
Frederick Wasch(5)	806	46,873	47,679

(1)    Consists of cash fees that: (a) were paid in 2021 including amounts paid in 2021 for amounts earned in Q4 2020, and (b) were earned in 2021, including amounts earned in Q4 2021 that were payable or paid in 2022. Fees earned by directors vary depending on the number of committees on which the director served and whether the director was Chairman of our Board or served as chair of certain committees. See “2021 Annual Compensation-Cash Compensation” above for more information.
(2)    Represents the grant date fair value of each stock award granted for 2021 in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For a discussion of assumptions used to calculate the FASB ASC Topic 718 grant date fair value, refer to Note 6 (Stock-based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. See “2021 Annual Compensation-Equity Compensation” above for more information.
(3) On January 27, 2022, Eric Singer, William C. Martin, Sumit Agarwal and Mary Dotz were granted 26,151 shares of RSAs and Frederick Wasch was granted 9,806 shares of RSAs. The value of the grant was based on grant date fair market value of $4.78. The grants will vest on the earlier of: (i) the one-year anniversary of the annual meeting; and (ii) the date of the next annual stockholders’ meeting.
(4) Effective August 11, 2021, Mr. Singer stopped being eligible to receive non-employee director cash compensation of $75,000, Executive Chairman cash compensation of $120,000 or any Board committee fees.
(5) On December 28, 2021, the Board appointed Frederick Wasch to its Board of Directors, effective on December 28, 2021. The Board also appointed Mr. Wasch to the Audit Committee and the Nominating and Corporate Governance Committee.

Director Stock Ownership Guidelines
We have established stock ownership guidelines to further align our non-employee directors’ interests with those of our stockholders. The guidelines require each non-employee director to acquire and hold shares of our common stock equal in value to three times the non-employee directors’ annual cash retainer. Each non-employee director must meet such requirement prior to the five-year anniversary of the date he or she joins the Board.

CORPORATE GOVERNANCE
We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust. The Board of Directors has established Corporate Governance Principles which provide a framework for our effective governance. The principles address matters such as the director responsibilities, director qualifications, determination of director independence, Board committee structure, Chief Executive Officer performance evaluation and management succession. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Principles and other governance materials as it deems necessary and appropriate.
The corporate governance section of our website makes available our corporate governance materials, including the Corporate Governance Principles, our Stock Ownership Policy, the charters for each Board committee and our Code of Business Conduct and Ethics. These documents are available on our website at https://ir.immersion.com/corporate-governance.
Board Leadership Structure

Our Board has determined that having Mr. Singer serve as Executive Chairman of our Board is in our best interests and those of our stockholders. Our Board structure enhances the independence of our Board from our management by ensuring a greater role for the independent directors in our oversight and active participation of the independent directors in setting agendas and establishing priorities and procedures for our Board. In addition, separating these roles allows our Chief Executive Officer to focus his efforts on running our business and managing our day-to-day operations, while allowing our Board to benefit from our Executive Chairman’s extensive experience serving on public boards and in creating and expanding shareholder value. Every regular meeting of our Board includes a meeting of our independent non-executive directors without management present. Since the Executive Chairman of the Board is not an independent director, our board of directors intends to appoint an independent director to serve as lead independent director.

Two of our directors, Mr. Singer and Mr. Martin, bring a unique stockholder perspective to our Board. Mr. Singer is an affiliate of VIEX Capital Advisers, and Mr. Martin is an affiliate of Raging Capital Management. Each of VIEX and Raging Capital were our two largest stockholders for several years. Although these funds are no longer among our largest stockholders, Mr. Singer has purchased a considerable number of shares as an individual. We believe their experience as investors, and in some instances, actively engaging with companies in which they had invested, brings a unique and valuable stockholder perspective to our Board and our leadership structure. This perspective is critically important when the Board makes decisions regarding our corporate strategy, our operations, compensation decisions and structure and a variety of other critical decisions made by our Board.

Independence of Directors

In accordance with the standards for independence set forth in the rules of The Nasdaq Stock Market, our Board has determined that, other than our employee directors, each of the members of our Board has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The non-employee directors, Messrs. Agarwal, Nader and Wasch, are all “independent” in accordance with the applicable rules of The Nasdaq Stock Market. Mr. Singer and Mr. Martin are executive officers of the Company and therefore are not independent.

Risk Management

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities for us and our stockholders. Consistent with our Board leadership structure, our Chief Executive Officer and other members of our executive team are responsible for the day-to-day management of risk, while our Board is responsible for ensuring that we have an appropriate culture of risk management, set the right “tone at the top,” oversee our aggregate risk profile and assist management in addressing specific risks.
Our Board exercises its oversight responsibility for risk both directly and through its standing committees. Strategic, operational and competitive risks also are presented and discussed at our Board’s quarterly meetings, and more often as needed. On at least an annual basis, our Board conducts a review of our long-term strategic plans and members of our executive team report on our top risks and the steps management has taken or will take to mitigate these risks. On a regular basis between Board meetings, our Chief Executive Officer provides updates to the Board on the critical issues we face and recent developments in our principal markets.

Risk Management

·    Our Board oversees risk management.

·    Our Board and standing committees spend a portion of their time reviewing and discussing specific risk topics.

·    Company management is charged with managing risk through internal processes and controls.

Our Audit Committee is responsible for reviewing our risk management framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with our full Board and its committees. Our Audit Committee meets regularly with our Chief Financial Officer (who is also our General Counsel), our independent auditor, our General Counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, cybersecurity risk and our risk management framework and programs. Other responsibilities include at least annually reviewing the implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. Our Audit Committee meets regularly in separate executive sessions with the independent auditor, as well as with Audit Committee members only, to facilitate a full and candid discussion of risk and other issues.
Our Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. Our Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans. For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section of this proxy statement entitled “Compensation Discussion and Analysis—Risk Assessment of Compensation Programs.”
Our Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, director independence, and our corporate governance profile and ratings. Our Nominating and Corporate Governance Committee also is actively engaged in overseeing risks associated with succession planning for our Board and management.
Our Strategy Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to reviewing, evaluating and making recommendations to the Board regarding the Company’s corporate strategy, capital allocation, cost structure, business opportunities and related matters.

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Each year, the Nominating and Corporate Governance Committee meets with our Human Resources department and our executives to discuss management succession planning and to address potential vacancies in senior leadership. The Nominating and Corporate Governance Committee also annually reviews with the Board succession planning for our Chief Executive Officer. In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support our long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.
Company Policies

Our Board has adopted several policies governing directors, employees, and/or officers: (i) the Code of Business Conduct and Ethics that outlines the principles of legal and ethical business conduct, which was updated as of March 2021; (ii) the Stock Ownership Policy, which requires our executives and non-employee directors to have a direct ownership in Immersion’s common stock; (iii) the Insider Trading Policy, which outlines the procedures and guidelines governing securities trades by our employees; and (iv) the Immersion Environmental and Social Policy.
The Code of Business Conduct and Ethics is applicable to all of our directors, employees, and officers and is available on our website at https://ir.immersion.com/corporate-governance. Any substantive amendment or waiver of this policy may be made only by our Board upon a recommendation of the Audit Committee and, as required by applicable SEC rules, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by disclosing such information on our website.
The Stock Ownership Policy is applicable to our executives and non-employee directors and is available on our website at https://ir.immersion.com/corporate-governance. This policy requires that these individuals hold stock equal in value to, in the case of our CEO and non-employee directors, three times, and our other executives, one times, the amount of their annual cash retainer/base salary.  This is calculated once a year and there is a five-year period in which to comply.  If it is determined that a particular person does not comply with the policy, the individual will be notified and will be required to retain 50% of the net shares received as a result of any exercise, vesting or payment of any equity awards until he or she becomes compliant.
The Insider Trading Policy applies to all of our current and former employees, directors, independent contractors, agents and consultants. The Insider Trading Policy prohibits short sales, the buying or selling of puts, calls or other derivative or similar securities of the Company or engaging in any other hedging transaction, using the Company’s securities as collateral in a margin account, or pledging the Company’s securities as collateral for a loan (or modifying an existing pledge).

Communications by Stockholders with Directors

Stockholders may communicate with any and all directors by transmitting correspondence by mail, facsimile, or e-mail, addressed as follows: Board or individual director, c/o Corporate Secretary, Immersion Corporation, 2999 N.E. 191st Street, Suite 610, Aventura, FL 33180; Fax: (408) 467-1901; E-mail Address: corporate.secretary@immersion.com. Our Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s). The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.
Board Meetings and Committees of the Board

Attendance at Board, Committee and Annual Stockholder Meetings
Our Board and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The Board met seven times during 2021. Each director attended at least 75% of the meetings of the Board and of any committees of the Board on which he or she serves. The total number of meetings held by each committee is set forth below under “Committees of the Board.”
We make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. All directors are encouraged to attend the annual meeting of stockholders. All four (4) of our then-current director nominees attended our 2021 annual meeting of stockholders.
Executive Sessions of the Board
The non-executive members of our Board and all committees of our Board meet in executive session without management present at each regularly scheduled in-person Board and committee meeting.
Committees of the Board
The Board has a separately-designated standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy Committee.
The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each written charter is available on our website at https://ir.immersion.com/corporate-governance.
In each case, our Board has delegated the responsibilities set forth below to the respective committee; however, our Board may from time to time, perform the duties itself.

The table below provides current membership (M) and chairmanship (C) information for the following standing committees.

Name	Audit	Compensation	Nominating and Corporate Governance	Strategy
Sumit Agarwal	M	M	C
Eric Singer				M
William Martin				C
Mary Dotz
Frederick Wasch	M		M
Elias Nader	C	C	M

Audit Committee and Audit Committee Financial Expert

Members:	Elias Nader (Chairman) Sumit Agarwal Frederick Wasch
Number of Meetings in Fiscal Year 2021:	6
Independence:	Our Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of The Nasdaq Stock Market and the SEC for Audit Committee membership.

Financial Expert:	Our Board has determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq Stock Market and SEC rules and that in accordance with section 407 of the Sarbanes-Oxley Act of 2002, at least one member of the Audit Committee, Mr. Nader, is an “audit committee financial expert,” as defined in the rules of the SEC. Prior to Mr. Nader’s appointment to the Audit Committee, Ms. Dotz was the “audit committee financial expert.”
Responsibilities:
Our Audit Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:
•retaining, overseeing, compensating, communicating with, determining the independence of, and, if necessary, terminating and replacing our independent registered public accounting firm;
•reviewing the scope of audit and pre-approving permissible non-audit services by our independent registered public accounting firm
•reviewing the accounting principles and auditing practices and procedures to be used for our financial statements and related disclosures
•preparing the audit committee report to be included in our annual proxy statement as required by the SEC;
•overseeing cybersecurity initiatives;
•overseeing procedures for the treatment of complaints on accounting, internal controls, or audit matters;
•reviewing the results of the audits of our financial statements;
•reviewing risk management framework and programs; and
•reviewing related party transactions.

Compensation Committee

Members:	Elias Nader (Chairman) Sumit Agarwal
Number of Meetings in Fiscal Year 2021:	4
Independence:
Our Board has determined that each member of the Compensation Committee meets the independence criteria set forth in the applicable Nasdaq Stock Market rules as a “non-employee director,” as defined in Rule 16b-3 under Section 16 of the Exchange Act.

Responsibilities:
Our Compensation Committee provides assistance to our Board in various matters, including with respect to the following:
•overseeing our general compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for management and employees and properly aligning executive compensation with stockholder interests and business performance;
•making recommendations to the Board with respect to and administration of our equity-based compensation plans, including our equity incentive plans and employee stock purchase plan;
•reviewing the “Compensation Discussion and Analysis” to be included in the Company’s public filings;
•reviewing and approving compensation packages for our executive officers;
•reviewing and approving employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; and
•reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board.
Other than the delegation to the Chief Executive Officer of the authority to grant awards under certain equity plans pursuant to guidelines set by the Board, our Compensation Committee has not delegated any of its duties under its charter. The Compensation Committee may, however, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee.

Nominating and Corporate Governance Committee

Members:	Sumit Agarwal (Chairman) Elias Nader Frederick Wasch
Number of Meetings in Fiscal Year 2021:	2
Independence:	Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the criteria for independent Board members set forth in the applicable Nasdaq Stock Market rules.
Responsibilities:
Our Nominating and Corporate Governance Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:
•identifying, evaluating, recruiting, and recommending candidates for Board positions to our Board and recommending to our Board policies on Board and committee composition and criteria for Board membership;
•Making recommendations for director candidates (i) proposed by the Company’s Chief Executive Officer and by any director and (ii) recommended by a stockholder pursuant to procedures adopted by the Committee and disclosed in this proxy statement for the 2023 Annual Meeting;
•recommending to our Board, and reviewing on a periodic basis, our succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of our Chief Executive Officer;
•reviewing the independence of each director;
•periodically reviewing policies and the compliance of senior executives with respect to these policies;
•reviewing our compliance with corporate governance listing requirements of The Nasdaq Stock Market; and
•assisting our Board in developing criteria for the annual evaluation of our Chief Executive Officer, director and committee performance.

Strategy Committee

Members:	William Martin (Chairman) Eric Singer
Responsibilities:
Our Strategy Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:

•reviewing and making recommendations to the Board regarding the implications of material investments, restructurings, joint ventures, mergers and acquisitions and divestitures of the Company;
•reviewing and making recommendations to the Board regarding the Company’s capital plan and its short-and long-term financial strategies;
•reviewing and making recommendations to the Board regarding the Company’s cost structure; and
•making recommendations to the Board regarding actions to be considered in furtherance of the Strategy Committee’s purpose;

RELATED PERSON TRANSACTIONS
In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of any related party transactions. Review of any related party transaction would include reviewing each such transaction for potential conflicts of interests and other improprieties. Except as described in “Director Compensation” above and in “Executive Compensation” below, since January 1, 2020, there has not been, nor is there currently proposed, any transaction or series of similar transactions, to which we are or were a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any of the immediate family members of such persons, had or will have a direct or indirect material interest.
In addition to indemnification provisions in our Bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers for certain types of expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by us or in our right, arising out of their services as our director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
Interest of Certain Persons in Matters to Be Acted Upon
No person who has served as an officer or director of the Company since January 1, 2021, nor any director nominee, and no associate of such a person, has any substantial interest in the matters to be acted upon at the Annual Meeting, other than (i) as a result of his or her role as an officer or director of the Company, or (iii) in his or her role as a shareholder in proportion to his or her percentage shareholding.

OWNERSHIP OF OUR EQUITY SECURITIES
Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Immersion Corporation common stock by each director, each director nominee, each individual named in the 2021 Summary Compensation Table on page 45, and our directors, director nominees and executive officers as a group, all as of March 11, 2022. Unless otherwise noted, voting power and investment power in Immersion Corporation common stock are held solely by the named person. The address of each of the individuals named below is c/o Immersion Corporation, 2999 N.E. 191st Street, Suite 610, Aventura, FL 33180.

Name	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock(1)
Eric Singer(1)	216,914	*
Francis Jose(2)	29,905	*
Aaron Akerman(3)	105,088	*
William Martin(4)	83,181	*
Jared Smith(5)	35,782	*
Michael Okada(6)	23,417	*
Sumit Agarwal	71,617	*
Elias Nader(7)	4,372	*
Frederick Wasch	9,807	*
Mary Dotz	26,151	*
All directors, director nominees and executive officers as a group (10 persons)	606,234	1.8%

*    Less than 1% of issued and outstanding shares of Immersion Corporation common stock.

(1)Consists of (i) 165,763 shares of common stock, (ii) 26,151 RSAs, and (iii) 25,000 RSUs subject to release within 60 days of March 11, 2022.
(2)Consists of (i) 19,905 shares of common stock and (ii) 10,000 RSUs subject to release within 60 days of March 11, 2022.
(3)Consists of (i) 24,463 shares of common stock, (ii) 1,875 RSAs subject to release within 60 days of March 11, 2022 and (iii) options to purchase 78,750 shares of common stock subject to vesting conditions expected to occur within 60 days of March 11, 2022.
(4)Consists of (i) 32,030 shares of common stock, (ii) 26,151 RSAs, and (ii) 25,000 RSUs subject to release within 60 days of March 11, 2022.
(5)Mr. Smith served as Interim Chief Executive Officer effective from November 3, 2020 through August 30, 2021.
(6)Mr. Okada served as the General Counsel and Senior Vice President, IP Licensing from June 10, 2019 to May 21, 2021.
(7)In connection with Mr. Nader’s appointment to the Board, the Company intends to issue 4,372 RSAs to Mr. Nader, based on the Company’s policy to prorate a director’s initial equity grant based on the number of days before the next annual stockholder meeting (assuming the next annual meeting is held on the same calendar day as the prior year’s annual meeting).

Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the issued and outstanding Immersion Corporation common stock as of March 24, 2022. Unless otherwise noted, to our knowledge, voting power and investment power in Immersion Corporation common stock are held solely by the named entity.

Name and Address	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock(1)	Additional Information
Barclays Bank PLC 1 Churchill Place, London, E14 5HP, England	1,817,256	5.4%	Based solely on a Schedule 13G filed with the SEC on February 11, 2022, Barclays Bank PLC has sole voting and disposition power with respect to 1,817,256 shares.
Barclays PLC 1 Churchill Place, London, E14 5HP, England	1,816,911	5.4%	Based solely on a Schedule 13G filed with the SEC on February 11, 2022, Barclays PLC has sole voting and disposition power with respect to 1,816,911 shares.

(1)    Calculated on the basis of 33,566,789 shares of common stock outstanding as of March 24, 2022.
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements since January 1, 2021, except that Frederick Wasch filed a late report on Form 3 with respect to his appointment as a director of the Company. Mary Dotz filed one late report on an amendment to Form 4 with respect to her grant of restricted stock.

EXECUTIVE OFFICERS
This section includes biographical information for our named executive officers for the fiscal year end December 31, 2021, other than Mr. Singer and Mr. Martin.

Name	Age	Positions	Officer Since
Eric Singer	48	Executive Chairman	2020
Francis Jose	47	Chief Executive Officer and General Counsel	2021
Aaron Akerman	53	Chief Financial Officer and Treasurer	2020
William C. Martin	44	Chief Strategy Officer	2021

Francis Jose
Education: J.D. from Santa Clara University School of Law, an M.B.A. from Santa Clara University’s Leavy School of Business, and a B.A. in Economics and Psychology from the University of California, Berkeley.

Professional Experience: Mr. Jose has served as the Company’s CEO and General Counsel since August 2021. Previously, Mr. Jose served as the Company’s General Counsel and Senior Vice President, IP Licensing & Legal Affairs from May 2021 to August 2021. Mr. Jose joined the Company in February 2009 as Corporate Counsel and was promoted in November 2010 to the position of Associate General Counsel. In February 2017, Mr. Jose became the Company’s Deputy General Counsel & Vice President, Legal Affairs. Prior to joining the Company, Mr. Jose served as an Associate at Morrison & Foerster LLP from September 2003 to February 2009.

Aaron Akerman
Education: Bachelor of Commerce, Finance and Accounting and a Graduate Diploma in Public Accountancy from McGill University
Professional Experience: Prior to joining Immersion Corporation in January 2020, Mr. Akerman was CFO of Hypertec Group, a global provider of IT solutions, products and services from May 2019 to January 2020 and VP of Finance of Hypertec Group from November 2017 to May 2019. From February 2010 to October 2016, Mr. Akerman served as CFO of Lasik MD Group, a provider of laser vision correction services. As CFO of Lasik MD Group, Mr. Akerman played an active role in the M&A team, including overseeing the completion of several acquisitions. From 2003 to 2009, Mr. Akerman served as the VP of Finance of OZ Communications Inc., a developer of mobile messaging software. Mr. Akerman is also a Chartered Professional Accountant and CFA® charterholder. CFA® is a registered trademark owned by CFA Institute.

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis (“CD&A”), we summarize our objectives regarding the compensation of our named executive officers, including how we determine the elements and amounts of their compensation. Included below are discussions regarding how our executive compensation program ties to our strategic goals and objectives and supports stockholder value creation. Specifically, we will discuss our compensation philosophy (including our pay-for-performance philosophy), our compensation approach, our compensation determinations and our policies and practices related to executive compensation. Our executive compensation program reflects a commitment to:
•align compensation with our annual and long-term business objectives and performance;
•enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success;
•motivate our executive officers to enhance long-term stockholder value; and
•position us competitively among the companies against which we recruit and compete for talent.
Our named executive officers for fiscal 2021 were as follows:

Name	Title
Eric Singer(1)	Executive Chairman
Francis Jose(2)	Chief Executive Officer and General Counsel
Aaron Akerman(3)	Chief Financial Officer
Jared Smith(4)	Former Interim Chief Executive Officer and Vice President, Worldwide Sales
Michael Okada(5)	Former General Counsel and Senior Vice President, IP Licensing and Legal Affairs
(1)    Mr. Singer has served as our Executive Chairman since August 2020, but in light of his expanding role and responsibilities in our operations, Mr. Singer became an executive officer (and was no longer considered an independent director) in August 2021.
(2)    Mr. Jose was appointed as Chief Executive Officer, effective as of August 30, 2021.
(3)    Mr. Akerman was appointed Chief Financial Officer, effective as of January 13, 2020.
(4)    Mr. Smith resigned as Interim Chief Executive Officer, effective as of August 30, 2021, at which time Mr. Jose, General Counsel, was appointed Chief Executive Officer.
(5) Mr. Okada resigned as General Counsel & Senior Vice President, IP Licensing and Legal Affairs, effective as of May 21, 2021, at which time Mr. Jose was appointed to serve in this role.

Executive Summary

The past year was a pivotal time for Immersion’s transition. We have had change at the top of the organization including the appointment of Francis Jose to serve initially as our General Counsel and Senior Vice President, IP Licensing & Legal Affairs in May 2021, and then promoting Mr. Jose to serve as our Chief Executive Officer and General Counsel in August 2021. In addition, in recognition of his growing role and expanded responsibilities in our operations, our Executive Chairman of the Board, Eric Singer, transitioned from being an independent director to an executive officer. In December 2021, we appointed William Martin to serve as our Chief Strategy Officer. We believe these new appointments and expanded roles have led to a refocus by Immersion on the creation of stockholder value through the disciplined execution of our strategy to look for growth opportunities while maintaining an appropriate cost structure. We believe we continue to have an opportunity for our talented team to capitalize on our intellectual property assets and lead the widespread adoption of touch feedback and related technologies in a broad array of products and markets.
As will be shown throughout this CD&A, the Board and the Compensation Committee made difficult compensation-related decisions in this transitional year including suspending our 2021 Executive

Incentive Plan. To recognize extraordinary contributions, we paid annual bonuses to just our Chief Executive Officer and Executive Chairman. We believe that the decisions made were not only appropriate for our circumstances but also have enabled Immersion to stabilize and retain a talented management team to lead our growth going forward.
Ongoing Business Transformation
Over the past few years, we have undertaken a strategic transformation of our business, and in turn, our executive leadership team and organizational structure, to effectively position ourselves to compete in a rapidly-evolving technology environment. Our overarching executive compensation objectives are to effectively align our compensation program design to our business strategy, and to attract, develop and retain executives with the background and experience required to lead us forward and provide the best opportunity to achieve sustained growth and profitability. This goal is difficult to accomplish for any business, but it can be particularly complicated when facing a global pandemic and challenging and volatile industry and business dynamics.
As of a result of our ongoing transformation efforts, we have had changes in our leadership structure and the individuals who fill these leadership roles. In August 2021, we promoted Francis Jose to be our Chief Executive Officer, following his appointment to serve as our General Counsel in May 2021. Also in August 2021, Eric Singer, our Executive Chairman of the Board, transitioned from an independent director to an executive officer. William C. Martin, our Chief Strategy Officer, also transitioned from an independent director to an executive officer at the end of 2021. We have also made other changes within our executive leadership team and broader organization over the past few years.
To understand the design of our executive compensation program, it is important to consider our guiding compensation objectives in the context of our evolving business and management team transition. For 2021, the Compensation Committee focused on attracting, developing and retaining our executive team while incentivizing them to focus on building long-term value for stockholders. These considerations, along with a review of peer group and industry practices, resulted in our granting annual bonuses to Mr. Jose and Mr. Singer based on their performance.
2021 Chief Executive Officer Transition
The past year involved a managerial transition at the Chief Executive Officer position. Jared Smith departed as Interim Chief Executive Officer, effective August 30, 2021. Francis Jose, the Company’s General Counsel, was appointed as Chief Executive Officer, effective August 30, 2021. In connection with Mr. Jose’s appointment as Chief Executive Officer, the Compensation Committee approved an increase to Mr. Jose’s then-current annual base salary from $315,000 to $345,000, effective as of August 30, 2021.
2021 Business Highlights

We are proud of our progress in 2021. The business has now posted solid operating profitability in each of the past two years, even without large one-time litigation settlements. Importantly, our cost structure and balance sheet have been significantly improved. This is a significant turnaround compared to our prior history. For example, we have been profitable on a GAAP basis since Q3 2020. We are currently focused on pursuing opportunities to drive the adoption of our haptics intellectual property in the automotive industry, especially in the burgeoning electric vehicle market; establishing industry technical standards for haptics in mobility and gaming; and ensuring that our intellectual property is recognized in the emerging AR/VR/metaverse market, either through execution of licenses or by proactive enforcement.
The following are some of the highlights of our business results in 2021:

•Revenues for 2021 were $35.1 million, compared to $30.5 million in 2020.
•Royalty and license revenues for 2021 totaled $34.7 million, compared to $30.2 million in 2020.
•Net income for 2021 was $12.5 million, or $0.39 per diluted share, compared to net income of $5.4 million, or $0.19 per diluted share, for 2020.
•Non-GAAP net income for 2021 was $20.6 million, or $0.65 per diluted share, compared to non-GAAP net loss for 2020 of $10.3 million, or $0.36 per diluted share.1
1 A reconciliation to GAAP net income and net loss is found in Exhibit 99.1 of our Form 8-K filed with the SEC on February 24, 2022.

•Expanded footprint of licensed automotive Tier 1 suppliers by executing new agreements with Nissha and Duck-il. These new partners strengthen Immersion’s foundation of several licensed Tier 1 suppliers which positions us favorably for further growth in the automotive market.
•Executed commercial partnership with Wacom, the world’s leading manufacturer of pen tablets, interactive pen displays, and digital interface solutions.
•Further progress in development of industry standards in the MPEG and the Internet Engineering Task Force (IETF). MPEG formally approved the creation of a haptic media type in MPEG media files to enable commercial integration of standard compliant haptic technology in mobile, gaming and XR markets.
2021 Compensation Highlights
In many respects, 2021 was a transition year for Immersion. We experienced significant changes in our leadership, while we continued to implement changes to our operations and corporate strategy, all of which resulted in changes to the compensation of our executive officers in 2021.
The following are some of the highlights related to the 2021 compensation of our named executive officers:
•The Compensation Committee suspended its equity grants to executive officers due to the expiration of our 2011 Equity Incentive Plan. In late 2021, our Board adopted the 2021 Equity Incentive Plan, which was approved by our stockholders in January 2022.
•In connection with his resignation effective August 30, 2021 as Interim Chief Executive Officer, Mr. Smith received no severance.
•The Compensation Committee exercised its discretion to cancel the 2021 Executive Incentive Plan in connection with Mr. Smith’s resignation.
•The Compensation Committee reinstated Mr. Akerman’s prior annual base salary before the 10% reduction in 2020, with such adjustments made effective as of August 11, 2021, in light of his increased level of activity.
Both Mr. Martin and Mr. Singer are currently employee directors. Our Compensation Committee consulted with Semler Brossy Consulting Group (“Semler”) in 2021 regarding compensation for Mr. Martin and Mr. Singer.
In August 2021, the Board reviewed the duties and responsibilities of our Executive Chairman, Mr. Singer, and noted how Mr. Singer’s level of responsibility and involvement with the Company had grown since taking on this role and, in particular, since the departure of our Chief Executive Officer prior to Jared Smith. The Board noted that these responsibilities, including direct and active management of capital allocation strategies, the execution of at-the-market offerings, oversight of adherence to budgets, implementing tighter controls on spending, monitoring performance against operating plan, advising on communications with stockholders and in some cases communicating directly with investors, had resulted in a significant commitment for Mr. Singer. As a result, the Board concluded that Mr. Singer should become an executive officer of the Company and should no longer be considered an independent director for so long as he continued to serve in his current role of Executive Chairman. At this time, we changed the way we compensated Mr. Singer so that he was effectively compensated as an executive officer and no longer solely as a director. Specifically, Mr. Singer’s compensation was changed so that he received an annual base salary of $370,000, and he was no longer paid any cash compensation separately for his services as a director. Mr. Singer’s base salary was made effective retroactively to January 1, 2021 (which was when the members of the Compensation Committee believed it was appropriate to recognize Mr. Singer for his increased commitment to the Company), but any cash compensation previously paid to Mr. Singer for his services as a director in 2021 served to offset his retroactive pay in 2021. Mr. Singer would continue to be eligible for director restricted stock grants.
Also in August 2021, the Compensation Committee reviewed Mr. Martin’s role and noted his contributions to the Company’s capital allocation strategies and his active involvement in strategic matters for the Company. At this time, Mr. Martin was appointed to serve as the Chairman of the Strategy Committee of the Board. In connection with his appointment and in recognition of Mr. Martin’s expanded role, Mr. Martin’s annual director fees were increased by $175,000. At this time, the Board determined that Mr.

Martin’s role had not reached a level where he should lose his status as an independent director, and Mr. Martin continued to serve as an independent director.

In December 2021, the Compensation Committee reviewed the performance of our executive officers and also revisited the continued expanded role performed by Mr. Martin. For our Chief Executive Officer, Mr. Jose, the Committee reviewed Mr. Jose’s strong performance throughout 2021 in roles that continued to require more leadership from Mr. Jose, more responsibility and an expanded scope of duties, taking on what had previously been two separate executive roles – the General Counsel role in May 2021 and then the Chief Executive Officer role in August 2021. As a result, the Compensation Committee decided to award a discretionary cash bonus to Mr. Jose of $75,000 for this performance.
December 2021, the Compensation Committee also reviewed our Executive Chairman’s performance in 2021, his expanded role and commitment throughout the year and the Company’s performance. The Committee noted Mr. Singer’s performance in 2021 included the following: (i) oversaw, drove and originated cost reductions that the Company had implemented since its restructuring activities began; (ii) oversaw the efficient management of the Company’s service provider arrangements, which also contributed to cost savings for the Company; (iii) advised management on material agreements; (iv) drove accountability and reporting from management to the Board; (v) led and oversaw the implementation of the Company’s at-the-market offering of its common stock, which raised approximately $60.0 million for the Company, to enable it to execute its corporate strategic objectives; (vi) worked with management on a day-to-day basis to drive sales pipeline, better managed the current sales workforce and drive more effective transactions for the Company; (vii) worked directly with the Company’s Chief Executive Officer and Chief Financial Officer on many day-to-day aspects of the Company’s operations; (viii) detailed focus on a day-to-day basis of the Company’s adherence to budgets and expense controls; and (ix) co-led a continual evaluation of the Company’s strategic opportunities and general corporate strategy. In light of this performance and what had evolved into an executive role at the Company over time in 2021, the Compensation Committee recommended to the full Board that Mr. Singer’s annual base salary be increased to $450,000 effective January 1, 2022, and Mr. Singer be awarded a cash bonus of $500,000 for performance in 2021. After consideration of this recommendation and review of the information presented by the members of the Compensation Committee, the Board approved these recommendations (with Mr. Singer not participating in these discussions).
The Compensation Committee and Board also reviewed Mr. Martin’s expanding role in the development and execution of the Company’s strategy, including its capital allocation strategies and other corporate strategic matters. The Committee and Board noted that, similar to Mr. Singer and Mr. Jose, Mr. Martin’s role and time commitment to the Company had increased over 2021 during such a transitional year in the leadership of the Company. As a result, the Board appointed Mr. Martin to serve as the Company’s Chief Strategy Officer. The Board also determined that Mr. Martin should be deemed an executive officer moving forward in recognition of his expanded role and restructured his compensation such that he was paid an annual base salary of $350,000, effective January 1, 2022, and he would no longer be eligible for cash compensation as a director but would continue to be eligible for equity awards to directors for Board service. Mr. Martin did not participate in these deliberations or decision.
2022 Compensation Highlights
After the Company’s stockholders approved the Company’s 2021 Equity Incentive Plan at a special meeting of stockholders in January 2022, the Compensation Committee reviewed equity compensation for our executive officers with the objective of aligning our executive officer’s performance with the interests of our stockholders and to incent them to continue to perform in their roles that had expanded throughout 2021. In light of the fact that neither Mr. Singer nor Mr. Martin had received initial equity incentive awards in connection with their appointments as executive officers, the Committee reviewed market data and considered an appropriate initial equity incentive award structure for each of them, with a primary objective of tying performance that benefited our stockholders directly to the receipt of a significant portion of this equity compensation. As a result, the Committee approved performance restricted stock units, or PSUs, which had vesting provisions tied directly to stock price performance. This means that neither Mr. Singer nor Mr. Martin would vest in these PSUs unless the stock price increased considerably. Each of Mr. Singer and Mr. Martin were awarded 300,000 PSUs, which only vest upon both the achievement of certain stock price targets and continued service over a three-year period. The stock price targets set by the Committee were significantly higher than the then current trading price of the Company’s stock, and were $7.50 per share, $8.75 per share and $10.00 per share. The closing price of the Company’s Common Stock on the date of approval of these awards was $4.78 per share. One-third of the total number of PSUs will vest only if the volume weighted average price of the Company’s Common Stock meets or exceed such stock price target in any 100-calendar day period falling within the period beginning on January 1, 2022 and ending on January 1, 2027. In addition, the Committee determined that a portion of the equity incentive compensation for Mr. Martin and Mr. Singer should consist of time-based restricted stock units, or RSUs, and each were awarded 300,000 RSUs which will vest over a three-year period, subject to continued service to the Company. The Compensation Committee intends to review appropriate annual cash incentives and long -term equity incentives for our other named executive officers in connection with a normal annual review cycle later in 2022.

Overview of our Executive Compensation Program.
In determining the compensation of our named executive officers, the Compensation Committee evaluates various factors, including the following:
•our overall business and financial performance;
•how our compensation program can drive our strategic goals and support stockholder value creation;
•the individual’s performance, experience and skills;
•compensation previously paid or awarded to the individual; and
•competitive market data for similar positions based on an analysis consisting of a blend of data from our compensation peer group and, in 2020, the technology survey data from Radford Associates, a unit of Aon Consulting.
The Compensation Committee had established an executive compensation program that consisted of three principal elements: base salary, short term cash incentive awards under our executive incentive plan (“EIP”), and long-term equity-based incentive awards (“LTI”) and performance-based bonuses. The Compensation Committee believes that by allocating compensation among these elements, our overall executive compensation program appropriately balances compensation-related risk and the desire to focus our named executive officers on specific short-term and long-term goals important to our overall success.

Base Salary	Base salaries are fixed pay set with consideration of responsibilities, market data and individual contribution, in order to attract and retain talented executives.
Annual Cash Incentives
Annual cash incentives are intended to motivate and reward our executives for the achievement of corporate, litigation and individual objectives. For 2021, the annual cash incentive plan was suspended.

Long-Term Equity Incentives	Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for our top executive talent. In 2021, no equity awards were delivered.

Executive Compensation Governance Policies and Best Practices
In designing our executive compensation program, we have implemented policies and practices to create alignment with our stockholders and that support our commitment to good corporate governance as follows:
•Clawback. Our Executive Incentive Plan provides the Company with the authority to require repayment of annual cash incentive awards in instances of fraudulent activity and/or misstated financials or otherwise inaccurate financial reporting.

•No Tax Gross-Ups. Tax gross-ups are not provided to our executive officers for personal expenses or if excise taxes are incurred following a qualifying termination of employment in connection with a change in control of the Company.
•Independent Compensation Consultant. Beginning June 2021, the Compensation Committee engaged Semler to act as its independent compensation consultant. Prior to June 2021, the Compensation Committee had engaged Compensia, Inc. (“Compensia”). Compensia and Semler provided services only to the Compensation Committee and provided no other services to us during fiscal 2021.
•Stock Ownership Guidelines. We have established stock ownership guidelines to further align our executive officers’ interests with those of our stockholders. The guidelines require our executive officers to acquire and hold shares of our common stock having a value equal to three, in the case of our CEO, and one, in the case of our other executive officers, times their base salary divided by the average closing price for the 12-month period ending on December 31.
•No Repricing of Underwater Options. Repricing of stock options is expressly prohibited by our equity incentive plan without the approval of our stockholders.
•No Executive Pension Benefits. Named executive officers participate in the same defined contribution retirement plans as our other employees.
•Anti-Hedging and Anti-Pledging Policy. Our named executive officers are subject to our Insider Trading Policy, which prohibits short sales, hedging or pledging of stock.
•Annual Say-on-Pay. We annually submit “say on pay” advisory votes for shareholder consideration and vote.
The Compensation Committee believes that the policies and practices described above clearly demonstrate our commitment to, and consistent execution of, an effective performance-oriented executive compensation program.
2021 Say on Pay Vote
At the annual meeting of our stockholders held in May 2021, approximately 95% of the total stockholders’ votes cast were voted in favor of the fiscal 2021 compensation of our named executive officers. While this vote was not binding on the Company, the Board, or the Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis to express their views regarding executive compensation.
Additionally, in evaluating our compensation program, we routinely have discussions with our largest shareholders regarding many topics, which include discussions related to our compensation strategies.
We have determined that our stockholders should vote on a say on pay proposal each year, consistent with the preference expressed by our stockholders at the 2017 annual meeting.
Compensation Philosophy

The primary objective of our executive compensation program is to align compensation with our overall business goals and stockholder interests. Our compensation objective is to attract and retain top tier executive talent capable of managing in a dynamic business environment and motivate them to achieve above-market performance with a long-term view in creating stockholder value. To this end, our executive compensation philosophy reflects:
•a pay-for-performance model that delivers a significant portion of an executive’s total cash compensation based on overall Company and individual performance;
•an emphasis on long-term equity-based incentive awards that link a meaningful portion of executive compensation to the appreciation in value of our common stock; and

•evaluation of our pay levels and compensation practices against a peer group that is reasonable and appropriate for our Company.
Although the Compensation Committee has not established a fixed policy for the allocation between cash and equity compensation or short-term and long-term compensation, the Compensation Committee, as part of its evaluation of the compensation of our executive officers, reviews not only the individual elements of compensation, but also total compensation.
At the same time, our Compensation Committee views the compensation of our executive officers in the context of our overall corporate strategy and objectives. In 2020 and 2021, one of the primary objectives of the Company was to realign its cost structure with its sales and focus on achieving and maintaining profitability. As a result, our Compensation Committee has approached executive compensation with an objective of maintaining and incenting talented executives, but at the same time being judicious with corporate resources to further overall corporate objectives.
Compensation Determination Process

Role of Compensation Committee
The Compensation Committee reviews and recommends to the Board for approval all compensation programs (including equity compensation) applicable to our named executive officers and directors, our overall strategy for employee compensation, and the specific compensation of our Chief Executive Officer.
The Compensation Committee approves the compensation of all other executive officers. The Compensation Committee has the sole authority to select and retain consultants, consulting firms, legal counsel, accounting and other advisers, as it deems appropriate.
Role of Chief Executive Officer in Compensation Decisions
While the Compensation Committee determines our overall compensation philosophy, our Board sets the compensation for our Chief Executive Officer. Our Chief Executive Officer also provides our Board and the Compensation Committee with his perspective on the performance of our named executive officers as part of the determination of the individual portion payable under the executive incentive plans (as described below) and the annual personnel review as well as a self-assessment of his own performance. Our Chief Executive Officer is not a current member of our Board of Directors and is not present during discussions by the Compensation Committee or our Board relating to his own compensation. Our Chief Executive Officer recommends to the Compensation Committee specific compensation amounts for named executive officers other than himself, and the Compensation Committee considers those recommendations and the information provided by its compensation consultant concerning peer group comparisons and industry trends when making its compensation decisions. Our Chief Executive Officer and members of our Human Resources department regularly attend portions of the Compensation Committee’s meetings to provide perspectives on the competitive landscape and the needs of the business, information regarding our performance, and technical advice. Members of the Compensation Committee also participate in our Board’s annual review of the Chief Executive Officer’s performance and its setting of annual performance goals, in each case led by our Executive Chairman of the Board.
Role of the Compensation Consultant
The Compensation Committee uses a compensation consultant primarily to provide input on compensation trends and developments and to assist with the analysis of competitive executive compensation levels and trends. The compensation consultant also provides a valuable outside perspective on executive compensation practices.
In establishing executive compensation for fiscal 2020, the Compensation Committee engaged Compensia to serve as its compensation consultant up until June 2021 after which Semler was engaged. During fiscal 2021, Semler advised the Compensation Committee to provide guidance on non-employee director compensation, including compensation paid to the Executive Chairman of the Board.

Compensia and Semler were engaged directly by the Compensation Committee and do not provide any other unrelated products or services to us. Based on its review of the factors set forth in the Nasdaq listing standards, the Compensation Committee has determined that the work performed by Compensia and Semler during fiscal year 2021 did not raise a conflict of interest.
Peer Group and Competitive Positioning
In 2021, there was no change to the following peer group established by Compensia in 2020:

Acacia Research	CEVA	CyberOptics
Digimarc	Finjan Holdings	GSI Technologies (new)
Impinj	Intelligent Systems (new)	Luna Innovations (new)
Mitek Systems	MobileIron	NVE
PDF Solutions	Pixelworks	SeaChange International (new)
VirnetX Holding Corp (new)

In determining the peer group for 2020, the Compensation Committee reviewed the peer group used in fiscal 2019 against the objective criteria used for selecting peers in 2019 including companies in the IP licensing, semiconductor, software, technology hardware, storage and peripherals, and other technology/hardware equipment industries with revenues that were approximately one-half to three times our revenues for 2019 and market capitalizations equal to approximately one-half to three times our market capitalization. The following companies were deleted from the peer group in 2020: Aquantia, Datawatch, Agilysys, Mesa Laboratories and USA Technologies.
While the Compensation Committee believes that comparisons to competitive market data are a useful tool, it does not believe that it is appropriate to establish executive compensation levels based solely on a comparison to market data. Due to the variations between companies’ reporting and the roles for which compensation for these companies is ultimately disclosed, directly comparable information is not available from each peer group company with respect to each of our named executive officers. In considering market compensation data, the Compensation Committee recognizes that executives at different companies can play significantly different roles, with different responsibilities and scopes of work, even though they may hold similar titles or nominal positions. The Compensation Committee therefore uses the competitive market data as a starting point while also considering subjective factors such as experience, skills, competencies and performance.
Elements of Compensation

Our named executive officers’ total compensation includes base salary, short term cash incentive awards under our executive incentive plan, and long-term equity incentive compensation.

Base Salary
In determining base salaries for our named executive officers, the Compensation Committee considered the market data for executives serving in similar positions, as well as individual performance, experience and skills. The named executive officers’ earned base salaries for 2021 are reported in the “Summary Compensation Table” below.
Annual Cash Incentives
Effective August 29, 2021, the Compensation Committee cancelled the Company’s 2021 Executive Incentive Plan. Subject to the terms and conditions of the 2021 Executive Incentive Plan, certain members of the Company’s senior management, were eligible to receive cash incentive awards upon the achievement of certain financial goals and business objectives.

Long-Term Equity Incentive Awards
In 2021, we did not grant any equity awards due to the expiration of the 2011 Equity Incentive Plan. We approved a new equity plan, the 2021 Equity Incentive Plan, pursuant to which we will resume grants of equity awards in the form of stock options, RSUs and PSUs. As noted above, we have approved equity grants in the form of RSUs and PSUs to certain executive officers in early 2022, and intend to review the full executive team and incentive awards for key employees in connection with our standard annual review cycle.
Stock Options
Stock options are intended to align our named executive officers’ interests with the interests of stockholders in increasing sustainable, long-term stockholder value. We view stock options as an element of performance-based compensation because they only deliver value to a recipient if the price of our common stock increases above the price of our common stock at the time of grant and the vesting requirements have been met. Our stock options are granted with an exercise price equal to the closing market price for our common stock on the date of grant. Our stock options typically vest over a period of four years with 25% of the shares of our common stock subject to the grant vesting after the first year and 1/48th of the shares subject to the grant vesting monthly thereafter. In 2021, we did not issue any stock options, as we have focused on PSUs and RSUs for the reasons discussed below.
RSUs
RSUs are intended primarily to aid in management retention, and ensure that, coupled with our stock ownership guidelines, executives maintain an ownership stake in our company that is tied to stock price performance. The Compensation Committee believes that by providing an ownership stake, RSUs incentivize executives to drive our stock price performance, aid in retention and provide value to our executive officers directly aligned with stockholder value. Our RSUs typically vest over a period of three or four years.
PSUs
PSUs are intended to align our named executive officers’ interests with the interests of stockholders in increasing sustainable, long-term stockholder value. The Compensation Committee views PSUs as an element of performance-based compensation because they only deliver value to a recipient if the weighted average price of our common stock meets certain stock price targets and the vesting requirements have been met. PSUs vest over at least three years and are subject to continued employment with the Company through the applicable vesting dates.

Bonuses
The Compensation Committee approved a cash bonus to the Mr. Jose, in recognition of Mr. Jose’s performance in 2021. After taking into account the bonus amount owed to Mr. Jose because of Mr. Jose’s participation in the Company’s cash bonus program prior to his promotion to Chief Executive Officer in 2021, the Compensation Committee approved an aggregate cash bonus of $75,000 to Mr. Jose (inclusive of any amounts earned under the cash bonus program) for his performance in 2021, including managing his transition into the General Counsel role in May 2021 and then his transition into the Chief Executive Officer role in August 2021, and his performance in that role, while continuing to execute his role of General Counsel.
The Compensation Committee also approved a cash bonus in the amount of $500,000 to Mr. Singer in the role of Executive Chair for his extraordinary performance in 2021 and as a result of the more detailed reasons described above under the section entitled 2021 Compensation Highlights.

2020 PSUs Payout
Each PSU granted in 2020 is eligible to vest upon the achievement of certain stock price targets as set forth below (each, a “Performance Milestone”). Vesting is also subject to continued employment with the Company through the applicable vesting dates, which occur upon the later of: (i) the date of achievement of the applicable Performance Milestone, or (ii) the service vesting date, which service vesting date occurs over a four-year period commencing on November 10, 2020, with 25% of the shares eligible to vest on November 10, 2021 and the remaining shares eligible to vest in equal installments each quarterly anniversary thereafter.

Stock Price Target	Amount of PSU Award Eligible to Vest
$8.00	33.33%
$9.25	33.33%
$10.50	33.34%

Each stock price target is achieved upon certification of the Compensation Committee that the volume weighted average price of the common stock meets or exceeds such stock price target in any 100 calendar day-period falling within the period beginning on November 10, 2020 and ending on November 10, 2025.

In November 2021, the Compensation Committee certified that the highest stock price target of $10.50 in terms of the 100-day VWAP condition had been met resulting in the PSUs being earned at 100%.
Additional Compensation Policies and Practices

Severance and Change in Control Payments
We have entered into retention and change in control agreements with our chief executive officer and chief financial officer with the goal of retaining such executive officers during the pendency of a proposed change of control transaction, and in order to align the interests of the executive officers with the interests of our stockholders in the event of a potential change in control of the Company. We intend to review severance and change in control benefits for our Executive Chairman and Chief Strategy Officer in 2022. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements, particularly given the significant level of acquisition activity in our industry. Our severance arrangements for our named executive officers, including Francis Jose but not Aaron Akerman, outside of a change of control of the Company provide for cash severance equal to six months’ base salary and reimbursement of health insurance premiums for up to six months. In the case of Mr. Akerman, cash severance equals 12 months’ base salary and we reimburse for 12 months of health insurance premiums.
Additionally, our severance arrangements for our named executive officers, including Francis Jose, in connection with a change of control of the Company provide for cash severance equal to 12 months’ base salary, reimbursement of health insurance premiums for up to 12 months, and immediate vesting of 100% of their then-unvested equity awards. All of our change of control arrangements are “double trigger,” meaning that severance payments and acceleration of vesting of equity awards are not awarded upon a change of control unless, within 12 months following the change of control, the executive’s employment is terminated without cause or as a result of good reason, each as defined in the applicable agreement.
We believe the structure of our “double trigger” change of control arrangements protects stockholder value by allowing us the opportunity to deliver an intact and motivated management team to any potential acquirer. If we did not offer any such change of control arrangements, our executives could be less motivated to pursue a potential acquisition even if such a transaction would benefit our stockholders, because of the possibility that they would lose the potential value of their unvested equity compensation or future cash compensation upon an acquisition. If we offered “single trigger” change of control arrangements, meaning that our executives would receive benefits upon an acquisition even if their employment was not terminated, we could become less attractive to potential acquirers, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive acceleration payments in connection with such a transaction and would no longer be required to continue employment to earn the remainder of their equity awards. We believe the “double trigger” structure strikes an appropriate balance between these alternatives because it motivates our executives to both pursue transactional opportunities that would provide the greatest benefit to stockholders, and to continue providing services to the surviving Company following such a transaction, increasing our value to potential acquirers and, as a result, to our stockholders. The

Compensation Committee believes that these payments and benefits serve to enhance stockholder value and align our executive officers’ interests with those of our stockholders in change in control transactions.
All such agreements with the named executive officers are described in “Potential Payments upon Termination or Change in Control” elsewhere in this proxy statement.
In January 2022, we approved PSUs and RSUs for our Executive Chairman and Chief Strategy Officer. The vesting of these equity awards accelerates in full upon certain events, consisting of (i) termination without cause or resignation for good reason prior to a change in control; and (ii) upon consummation of a change of control, with any remaining performance milestones to be met at the time of the triggering event deemed automatically met in full.
Limited Perquisites and Other Benefits
We provide certain named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation programs and philosophy and which benefits are generally available to all our employees.
Stock Ownership Policy
Our executive officers and non-employee directors are subject to a stock ownership policy that is available on our website at https://ir.immersion.com/corporate-governance. See “Corporate Governance—Company Policies” above.
Impact of Accounting and Tax Requirements on Compensation
The Company considers the effects of Section 162(m) of the Internal Revenue Code, which generally disallows the tax deduction for compensation in excess of $1 million for certain covered individuals. The compensation committee believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the compensation committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve additional compensation that is not deductible for income tax purposes.
Risk Assessment of Compensation Programs
Although we did not pay any bonuses or grant any equity, the Compensation Committee considers potential risks when reviewing and approving our compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding our employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our compensation programs for our named executive officers:
•A Balanced Mix of Compensation Components – The target compensation mix for our named executive officers is composed of base salary, short-term cash incentive awards and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.
•Multiple Performance Factors – Our short-term and long-term incentive compensation plans use both Company-wide metrics and individual performance, which encourage focus on the achievement of objectives for our overall benefit.
◦Our prior executive incentive plan was designed to use multiple performance metrics including GAAP revenue and Non-GAAP Operating Expenses, as well as individual performance goals related to specific strategic or operational objectives and the corporate metric portion of the incentive plan does not pay out unless the target levels of the pre-established financial metrics are met. We intend to review these metrics in evaluating whether to adopt an executive incentive plan for 2022.

◦The long-term incentives are equity-based, generally with three- or four-year vesting to complement our short-term cash incentive awards, and include a mix of performance-based vesting triggers and time-based vesting triggers.
•Capped Incentive Awards – Awards under the executive incentive plans are generally capped at the sum of: (1) 200% of the target bonus attributable to Company-wide metrics (with a maximum multiplier of 1.2), plus (2) 100% of the target bonus attributable to individual performance (with a maximum multiplier of 1.2).
•Clawback – Our Board has the authority to recoup past incentive compensation in the event of a material restatement of our financial results due to fraud, intentional misconduct or gross negligence of the named executive officer.
Additionally, the Compensation Committee considered an assessment of the compensation-related risks arising from our compensation programs for all our employees. Based on this assessment and the factors noted above, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us. In making this evaluation, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as well as how any potential risks may be mitigated, such as through our internal controls and oversight by management and our Board.

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filing.

We, the Compensation Committee of the Board of Directors of Immersion Corporation, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

COMPENSATION COMMITTEE
Elias Nader (Chairman) Sumit Agarwal

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mary Dotz and Sumit Agarwal were members of our Compensation Committee during the 2021 fiscal year. William Martin served on the Compensation Committee until his appointment as the Chief Strategy Officer on December 28, 2021, at such time Mr. William ceased to be a member of the Compensation Committee. At the time of his appointment to the Board in March 2022, Elias Nader was appointed to the Compensation Committee, and Ms. Dotz resigned from the Compensation Committee. On April 1, 2022, Mr. Nader was appointed as Chairman of the Compensation Committee. None of the individuals serving on our Compensation Committee were at any time during 2021, or at any other time, an officer or employee of us, nor did they have any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EXECUTIVE COMPENSATION
2021 Summary Compensation Table

The following table sets forth information concerning the compensation earned during the years ended December 31, 2020 and 2021 by our named executive officers for 2021.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(1) $		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)(3)
Francis Jose(4) Chief Executive Officer and General Counsel	2021	312,327	(8)	85,000	(12)	—		—		—	—		397,327
Aaron Akerman Chief Financial Officer	2021	232,319	(9)	10,000	(13)	—		—		—	—		242,319
	2020	214,871	(14)	29,856	(14)	722,900	(16)	452,102	(19)	—	193	(20)	1,419,923
Eric Singer(5) Executive Chairman	2021	286,758	(10)	500,000	(15)	—		—		—	—		786,758
Michael Okada(6) Former General Counsel and SVP, IP Licensing and Legal Affairs	2021	132,693		—		—		—		—	292,024	(21)	424,717
	2020	352,822		—		484,987	(17)	—		—	1,925	(22)	839,734
Jared Smith(7) Former Interim Chief Executive Officer and Vice President, Worldwide Sales	2021	236,481	(11)	—		—		—		—	—		236,481
	2020	303,517		—		907,931	(18)	—		—	2,118	(23)	1,213,566

(1)    The amounts in this column represent the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.
(2)    Consists of bonus awards under our Executive Incentive Plan. However, effective August 29, 2021, the Compensation Committee exercised its discretion to cancel the 2021 Executive Incentive Plan and, effective June 25, 2020, the Compensation Committee exercised its discretion to cancel the 2020 Executive Incentive Plan, in light of COVID-19 and related events and their impact on the Company’s business. Mr. Singer will not participate in the Executive Incentive Plan, but he will be eligible for performance bonuses.
(3)    For 2020, amounts paid in Canadian dollars have been converted to U.S. dollars using the average daily exchange rates from January 1, 2020 to December 31, 2020 of approximately CAD $1 to USD $0.75, and for 2021, amounts paid in Canadian dollars have been converted to U.S. dollars using the average daily exchange rate from January 1, 2021 to December 31, 2021 of approximately CAD $1 to USD $0.80.
(4)    Mr. Jose was appointed General Counsel & Senior Vice President, IP Licensing and Legal Affairs effective May 21, 2021, and was appointed as Chief Executive Officer, effective as of August 30, 2021. Mr. Jose retained his role as General Counsel when he was appointed Chief Executive Officer.
(5)    Mr. Singer became an executive officer in August 2021 and ceased to be considered an independent director.
(6)    Mr. Okada resigned as General Counsel & Senior Vice President, IP Licensing and Legal Affairs of Immersion Corporation, effective May 21, 2021.
(7)    Effective as of August 30, 2021, Mr. Smith resigned as Interim Chief Executive Officer and Vice President, Worldwide Sales.
(8)    In connection with Mr. Jose’s appointment as Chief Executive Officer, the Company’s Compensation Committee approved an increase to Mr. Jose’s annual base salary from $315,000 to $345,000, effective as of August 30, 2021. Previously, Mr. Jose’s salary was increased from $281,359 to $315,000, effective May 22, 2021, in connection with his promotion to General Counsel and SVP, IP Licensing & Legal Affairs.
(9)    Effective August 11, 2021, Mr. Akerman’s salary was increased from CAD$279,000 to CAD$310,000.
(10)    Mr. Singer’s salary of $370,000 was approved with an effective date of January 1, 2021. Such base salary for 2021 was reduced by any director or Executive Chairman fees earned in 2021 to August 11, 2021. Effective August 11, 2021, Mr. Singer stopped being eligible to receive non-employee director cash compensation of $75,000, Executive Chairman cash compensation of $120,000 or any Board committee fees.
(11)    Effective July 21, 2021, Mr. Smith’s base salary was reduced from $365,000 to $328,500.

(12)    Mr. Jose received USD$10,000 spot bonus based on performance. On December 27, 2021, the Compensation Committee of the Board of Directors approved a cash bonus award to Mr. Jose, the Company’s Chief Executive Officer, of $75,000 for his performance in 2021.
(13)    Mr. Akerman received USD$10,000 spot bonus based on performance.
(14)    Mr. Akerman received a sign-on bonus of CAD $40,000.
(15)    On December 28, 2021, the Board of Directors, upon recommendation of the Compensation Committee, approved a cash bonus award to Mr. Singer, the Company’s Executive Chairman, of $500,000 for his performance in 2021.
(16)    Consists of (i) 70,000 RSUs with a grant date fair value of $536,900, and (ii) 30,000 PSUs with a grant date fair value of $186,000. Assuming that the highest level of performance conditions with respect to the PSUs will be achieved, the value of the PSUs at grant date was $277,504.
(17)    Consists of (i) 55,062 RSUs with a grant date fair value of $298,987, and (ii) 30,000 PSUs with a grant date fair value of $186,000. Assuming that the highest level of performance conditions with respect to the PSUs will be achieved, the value of the PSUs at grant date was $277,504.
(18)    Consists of (i) 53,026 RSUs with a grant date fair value of $287,931, and (ii) 100,000 PSUs with a grant date fair value of $620,000. Assuming that the highest level of performance conditions with respect to the PSUs will be achieved, the value of the PSUs at grant date was $925,013.
(19)    Upon joining Immersion, Mr. Akerman received an option to purchase 140,000 shares with an exercise price of $7.67 per share, which option expires on January 13, 2027.
(20)    Consists of CAD $258 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Akerman.
(21)    Consists of, pursuant to that certain Separation Agreement, dated May 17, 2021, by and between Mr. Okada and the Company, (i) $171,450 in certain severance payments, (ii) the value of the acceleration of unvested shares subject to a restricted stock award granted to Mr. Okada on July 15, 2019 equal to $103,477, and (iii) $17,097 in COBRA premiums paid to continue Mr. Okada’s and his dependents’ group health insurance coverage until November 21, 2021.
(22)    Consists of: (i) $1,731 in contributions by the Company to Mr. Okada's 401(k) account; and (ii) $194 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Okada.
(23)    Consists of: (i) $1,923 in contributions by the Company to Mr. Smith's 401(k) account; and (ii) $194 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Smith.
Outstanding Equity Awards at December 31, 2021

The following table sets forth information concerning the outstanding equity awards held as of December 31, 2021 by our named executive officers:

		Option Awards(1)				Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(4) ($)
	Grant Date	Exerciseable (#)	Unexerciseable (#)
Francis Jose	02/28/2019					3,466		$19,791
	02/28/2019					1,666		$9,513
	06/14/2019					10,000		$57,100
	03/09/2020					6,966		$39,776
Aaron Akerman	1/13/2020	67,083	72,917	7.67	1/13/2027
	1/13/2020					46,666	(2)	$266,463
	11/10/2020					22,500	(3)	$128,475

(1)    Except as otherwise indicated, options vest as to 25% of the shares on the one-year anniversary of the grant date and the remaining vest at a rate of 1/36th of the shares monthly thereafter. Vesting is subject to continued service through each vesting date.
(2)    These RSUs vest in three equal installments on each of the first three anniversaries of the date of grant.
(3)    In November 2021, the Compensation Committee certified that the highest stock price target of $10.50 in terms of the 100-day VWAP condition had been met resulting in the PSUs being earned at 100%. Vesting of the shares eligible to vest is subject to continued employment with the Company through the applicable vesting dates, with 25% of the shares vesting on the one-year anniversary of the grant date and the remaining shares vesting in equal installments each quarterly anniversary thereafter. For more information related to these awards, see “Compensation Discussion and Analysis” above.
(4)    Based on the closing price of our common stock of $5.71 per share on The Nasdaq Global Market on December 31, 2021.

Potential Payments upon Termination or Change in Control

We entered into the following agreements with each of Messrs. Jose, Smith, Okada and Akerman that provide for severance and additional benefits in connection with termination or change in control:
Mr. Francis Jose
We entered into a Retention and Ownership Change Event Agreement with Mr. Jose, which provides that in the event that his employment is terminated without cause or he resigns for good reason, Mr. Jose would be entitled to receive (i) a lump sum severance payment equal to 6 months base salary; and (ii) payments for COBRA premiums for up to 6 months following his termination date.
In the event that, within one year following a change in control, Mr. Jose’s employment is terminated without cause or if he resigns for good reason, he would be entitled to receive (a) a lump sum severance payment equal to 12 months base salary; (b) health insurance premium payments for up to 12 months following his termination date; and (c) immediate vesting of 100% of his then-unvested equity awards.
Payment of the foregoing benefits is conditioned upon execution of a general release of claims.
Mr. Aaron Akerman
We entered into a Retention and Ownership Change Event Agreement with Mr. Akerman, which provides that in the event his employment is terminated without cause or he resigns for good reason, he would be entitled to receive (i) a lump sum severance payment equal to 12 months base salary at his final base salary rate; and (ii) health insurance premium payments for up to 12 months following his termination date.
In the event that, within one year following a change in control, Mr. Akerman’s employment is terminated without cause or he resigns for good reason, he would be entitled to receive (a) a lump sum severance payment equal to 12 months base salary at his final base salary rate; (b) health insurance premium payments for up to 12 months following his terminate date; and (c) immediate vesting of 100% of his then-unvested equity awards.
Payment of the foregoing benefits is conditioned upon execution of a general release of claims.
Mr. Jared Smith and Mr. Michael Okada
We previously entered into Retention and Ownership Change Event Agreements with Mr. Smith and Mr. Okada, which provided that in the event their employment is terminated without cause or they resign for good reason, they would have been entitled to receive (i) a lump sum severance payment equal to 6 months base salary at their final base salary rate; and (ii) payments for COBRA premiums for up to 6 months following their termination date.
In the event that, within one year following a change in control, Mr. Smith or Mr. Okada’s employment were terminated without cause or they resign for good reason, they would have been entitled to receive (a) a lump sum severance payment equal to 12 months base salary at their final base salary rate; (b) health insurance premium payments for up to 12 months following their terminate date; and (c) immediate vesting of 100% of their then-unvested equity awards.
Payment of the foregoing benefits were conditioned upon execution of a general release of claims.
Effective on May 21, 2021, Mr. Okada departed as General Counsel & Senior Vice President, IP Licensing and Legal Affairs of the Company. In connection with his departure, the Company and Mr. Okada entered into a Separation Agreement dated May 17, 2021 (the “Separation Agreement”), pursuant to which, in consideration for the execution of customary general releases in favor of the Company and Mr. Okada’s continuing observation and performance of the terms of the Separation Agreement:
•Mr. Okada received a lump sum payment in the amount of $171,450, subject to all legally required payroll withholdings;

•12,967 unvested shares of the Company’s Common Stock subject to a restricted stock award granted to Mr. Okada on July 15, 2019 accelerated and become vested; and
•The Company paid COBRA premiums necessary to continue Mr. Okada’s and his dependents’ group health insurance coverage until November 21, 2021.
Upon Mr. Smith’s resignation as Interim Chief Executive Officer, effective as of August 30, 2021, the Company did not make any severance payments to him.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021 concerning our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	241,597	8.41	205,848	(2)
Equity Compensation Plans Not Approved by Security Holders(3)	—	—	4,380,470
TOTAL	241,597	8.41	4,586,318

(1)    Consists of outstanding options that were issued under the Immersion Corporation 2011 Equity Incentive Plan (the “2011 Plan”), which expired on April 5, 2021. Excludes purchase rights under the Company’s 1999 Employee Stock Purchase Plan (the “ESPP”).
(2)    No securities were available for issuance under the 2011 Plan since the 2011 Plan had expired April 5, 2021. Includes 205,848 shares available for issuance under the ESPP.
(3)    Consists of the Immersion Corporation 2021 Equity Incentive Plan (the “2021 Plan”), which as of December 31, 2021, had not been approved by the Company’s stockholders. The 2021 Plan was approved by the Company’s stockholders on January 18, 2022.

AUDIT COMMITTEE REPORT
This report of the Audit Committee is required by the Securities and Exchange Commission, and is not to be deemed “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Immersion Corporation under the 1933 Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.
Under the guidance of a written charter adopted by our Board, the purpose of our Audit Committee is to retain an independent registered public accounting firm, to make such examinations as are necessary to monitor the corporate financial reporting of the internal and external audits and its subsidiaries, to provide to the Board the results of its examinations and recommendations derived there from, to outline to the Board the improvements made, or to be made, in internal accounting controls, and to provide the Board with such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.
Management is primarily responsible for the system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. Our Audit Committee is responsible for monitoring and overseeing these processes.
In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021, our Audit Committee:
•reviewed and discussed the audited financial statements with management;
•discussed with Armanino LLP, with and without management present, the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees”;
•received the written disclosures and the letter from Armanino LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence; discussed with the independent registered public accounting firm its independence; and concluded that the non-audit services performed by Armanino LLP are compatible with maintaining its independence; and
•based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

AUDIT COMMITTEE
Elias Nader (Chairman)
Sumit Agarwal Frederick Wasch

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)
We are asking our stockholders to ratify the Audit Committee’s engagement of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its engagement. Even if the engagement is ratified, our Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if our Audit Committee feels that such a change would be in our and our stockholders’ best interest.
In accordance with standing policy, Armanino LLP periodically changes the personnel who work on the audit.
On April 8, 2020, the Audit Committee dismissed Deloitte & Touche LLP as the Company’s independent registered public accounting firm, effective upon completion of Deloitte’s review of the Company’s interim condensed consolidated financial information as of and for the three-month period ended March 31, 2020.
On April 8, 2020, the Audit Committee appointed Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.
Deloitte’s reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.
During the fiscal year ended December 31, 2019, and the subsequent interim periods through April 8, 2021, there were (i) no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte to make reference thereto in their report on the financial statements for such fiscal year, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Other than as disclosed in the next paragraph, during the fiscal year ended December 31, 2019, and the subsequent interim periods through April 8, 2020, neither the Company nor anyone on its behalf consulted with Armanino regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Armanino concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the fiscal year ended December 31, 2019, and the subsequent interim periods through April 8, 2020, Armanino LLP provided tax services to the Company consisting of a review of the Company’s quarterly and annual tax provision calculations, preparation of our annual tax returns and providing advice regarding the Company’s international tax structure. In approving the selection of Armanino as the Company’s independent registered public accounting firm, the Audit Committee considered these services previously provided by Armanino LLP and concluded that such services would not adversely affect the independence of Armanino LLP.

Audit Fees and All Other Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2021 and 2020 by Armanino LLP:

	2021 Fees	2020 Fees
Audit Fees	$ 342,391	$ 321,750
Audit-Related Fees	178,700	—
Tax Fees	—	54,574
All Other Fees	70,627	180,857
Total Fees	$ 591,718	$ 557,182

Audit Fees. This category consists of the aggregate fees billed, or expected to be billed, for professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal controls over financial reporting, along with reviews of interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by our independent registered accounting firm in connection with statutory and regulatory filings or engagements, and attestation services.
Audit-Related Fees. This category consists of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
Tax Fees. This category consists of the aggregate fees billed for tax compliance/preparation and other tax services. Tax compliance/preparation includes tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes. Other tax services include tax advice, tax strategy and other miscellaneous tax consulting and planning primarily related to our reorganization of international operations.
All Other Fees. This category consists of the aggregate fees for all other services other than those reported above. Our intent is to minimize services in this category.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has determined that all services performed by Armanino are compatible with maintaining the independence of Armanino. In addition, since the effective date of the SEC rules stating that an independent public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, our Audit Committee has approved, and will continue to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. None of the services described above were approved by our Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.
Our Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it may pre-approve certain audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, our Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to our Audit Committee at its next meeting. Unless our Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

Other Information

We have been advised by Armanino LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries.
One or more representatives of Armanino will be present at this year’s Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Ratification of the appointment of the independent public accounting firm requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the same effect as a vote “AGAINST” Proposal 2.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 3)
In accordance with Section 14A of the Exchange Act, we seek a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section beginning on page 31 and the Executive Compensation section beginning on page 45. We have designed our compensation programs to align compensation with our annual and long-term business objectives and performance and to motivate executive officers to enhance long-term stockholder value. Consistent with the stockholders’ 2017 advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers, we are seeking an advisory vote on executive compensation every year until the next required stockholder vote on the frequency of stockholder votes on executive compensation.
At the annual meeting of our stockholders held in May 2021, approximately 95% of the total stockholders’ votes cast were cast in favor of the fiscal 2020 compensation of our named executive officers. The Compensation Committee has and will consider this result in future executive compensation decisions.
The Board recommends that the stockholders vote FOR the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative.”
Because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. However, the Board values stockholders’ opinions and the Compensation Committee will consider the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

RATIFICATION OF SECTION 382 TAX BENEFITS PRESERVATION PLAN (PROPOSAL 4)

Stockholders are being asked to ratify the adoption by our Board of the Section 382 Tax Benefits Preservation Plan in the form of a Section 382 Rights Agreement, dated as of November 17, 2021, by and between the Company and Computershare Trust Company, N.A., as Rights Agent (“Rights Agent”) (the “Section 382 Tax Benefits Preservation Plan”), a copy of which is attached as Appendix A to this Proxy Statement.
Pursuant to the Section 382 Tax Benefits Preservation Plan, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.001, of the Company (the “Common Stock”). The dividend is distributable on December 1, 2021 to stockholders of record as of the close of business on December 1, 2021.
The Board believes that the Section 382 Tax Benefits Preservation Plan serves as an important tool to help prevent an ownership change that could substantially reduce or eliminate the potential benefits of our NOLs and, accordingly, protect these potentially valuable assets. Accordingly, the Board unanimously recommends that stockholders ratify the adoption of the Section 382 Tax Benefits Preservation Plan.
Ratification of the Section 382 Tax Benefits Preservation Plan.
The proposal to ratify the Section 382 Tax Benefits Preservation Plan will require the affirmative vote of the holders of a majority of the outstanding shares as of the Record Date that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. As explained above, the Section 382 Tax Benefits Preservation Plan was adopted by the Board in an effort to protect a potentially valuable asset and preserve our future ability to use our NOLs. In the event stockholders do not ratify the Section 382 Tax Benefits Preservation Plan at the Annual Meeting, by its terms the Section 382 Tax Benefits Preservation Plan will expire at the close of business on the day following the certification of the voting results of the Annual Meeting.
Description of the Section 382 Tax Benefits Preservation Plan
The following is a summary description of the Rights. This summary is intended to provide a general description only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Section 382 Tax Benefits Preservation Plan. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Section 382 Tax Benefits Preservation Plan.
The Board adopted the Section 382 Tax Benefits Preservation Plan to diminish the risk that the Company could experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which could substantially limit or permanently eliminate the Company’s ability to utilize its net operating loss carryovers (collectively, the “NOLs”) to reduce potential future income tax obligations. Under the Code and the regulations promulgated thereunder by the U.S. Treasury Department, these NOLs may be “carried forward” in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. While the amount and timing of the Company’s future taxable income cannot be predicted with any certainty and, accordingly, the Company cannot predict the amount of these NOLs that will ultimately be used to reduce its income tax liability, to the extent that the NOLs do not otherwise become limited, these NOLs could be a potentially valuable asset to the Company.

As of December 31, 2020, the Company had federal net operating loss carryforwards of approximately $30.5 million, however the Company is in the process of amending its 2019 federal tax return to claim a deduction for bad debt relating to its outstanding loans to its subsidiary Immersion Medical, Inc., which it is in the process of dissolving. The amount of the deduction is estimated to be approximately $7 million, which is less than originally anticipated, and as a result, the Company’s federal net operating loss carryforwards are also expected to increase by approximately $7 million.
In general, under Section 382 of the Code, an “ownership change” occurs if a stockholder or a group of stockholders who are deemed to own at least 5% of the Common Stock individually or collectively increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of the Company’s NOLs that can be used to offset the Company’s federal taxable income equal to the product of the total value of the Company’s outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit and there are several special rules that, depending on the rule involved, may apply to reduce or increase such limit. If an ownership change were to occur, the limitations imposed by Section 382 could result in a substantial delay in the timing of the usage of the Company’s NOLs or in a material amount or all of the Company’s NOLs expiring unused and, therefore, significantly impair or eliminate the value of such NOLs. While the Company periodically monitors its NOLs and currently believes that an ownership change that would impair the value of its NOLs has not occurred, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has in fact occurred.
The Section 382 Tax Benefits Preservation Plan is intended to act as a deterrent to any person or group acquiring beneficial ownership of 4.99% or more of the outstanding Common Stock without the approval of the Board. A person who acquires, without the approval of the Board, beneficial ownership (other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders) of 4.99% or more of the outstanding Common Stock (including any ownership interest held by that person’s Affiliates and Associates as defined under the Section 382 Tax Benefits Preservation Plan) could be subject to significant dilution. Stockholders who beneficially own 4.99% or more of the outstanding Common Stock prior to the first public announcement by the Company of the Board’s adoption of the Section 382 Tax Benefits Preservation Plan will not trigger the Section 382 Tax Benefits Preservation Plan so long as they do not acquire beneficial ownership of additional shares of the Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) at a time when they still beneficially own 4.99% or more of such stock. In addition, the Board retains the sole discretion to exempt any person or group from the penalties imposed by the Section 382 Tax Benefits Preservation Plan.
The Rights. The Board authorized the issuance of one Right per each outstanding share of the Common Stock distributable to the Company’s stockholders of record as of the close of business on December 1, 2021. One Right will also be issued together with each share of the Common Stock issued after December 1, 2021 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Section 382 Tax Benefits Preservation Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share (a “Unit”) of Series B Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Series B Preferred Stock”) for a purchase price of $40.00 (the “Purchase Price”). If issued, each Unit of Series B Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of the Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.
Acquiring Person. Under the Section 382 Tax Benefits Preservation Plan, an “Acquiring Person” is any person who or which, together with all Affiliates and Associates of such person, is or becomes the beneficial owner of 4.99% or more of the shares of Common Stock outstanding other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders. Beneficial ownership is determined as provided in the Section 382 Tax Benefits Preservation Plan and generally includes, without limitation, any ownership of securities a person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. The Section 382 Tax Benefits Preservation Plan provides that the following shall not be deemed an Acquiring Person thereunder: (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any person organized, appointed, established or holding shares of Common Stock of the Company for or pursuant to the terms of any such plan; (iii) any person who would otherwise be an Acquiring Person upon the first public announcement by the Company of the adoption of the Section 382

Tax Benefits Preservation Plan, unless and until such person, or any Affiliate of such person, acquires beneficial ownership of any additional shares of Common Stock of the Company after the first public announcement by the Company of the adoption of the Plan (other than pursuant to a stock split, stock dividend or similar transaction) at a time when such person still beneficially owns 4.99% or more of the Common Stock; (iv) any “direct public group” within the meaning of Treasury Regulations Section 1.382-2T(j)(2)(ii); (v) any person who as the result of an acquisition of shares of Common Stock by the Company (or any Subsidiary of the Company, or any person organized, appointed, established or holding shares of Common Stock of the Company for or pursuant to the terms of any such plan) which, by reducing the number of shares of Common Stock of the Company outstanding, increases the proportionate number of shares of Common Stock of the Company beneficially owned by such person to 4.99% or more of the shares of Common Stock of the Company then outstanding; (vi) any person who the Board determines in good faith has become an “Acquiring Person” inadvertently and such Person divests as promptly as practicable (as determined in good faith by the Board) a sufficient number of shares of Common Stock of the Company so that such Person would no longer be an “Acquiring Person; and (vii) any person who the Board determines, in its sole discretion, prior to the time such person would otherwise be an Acquiring Person, should be permitted to become the beneficial owner of up to a number of the shares of Common Stock determined by the Board (the “Exempted Number”) and be exempted from being an Acquiring Person, unless and until such person acquires beneficial ownership of shares of Common Stock of the Company in excess of the Exempted Number (other than pursuant to a stock split, stock dividend or similar transaction) in which case such person shall be an Acquiring Person.
A person (other than any “direct public group” within the meaning of Treasury Regulations Section 1.382-2T(j)(2)(ii)) will be treated as the beneficial owner of 4.99% or more shares of the Common Stock if, in the determination of the Board, that person would be treated as a “5-percent stockholder” for purposes of Section 382 (substituting “4.99” for “5” each time “five” or “5” is used in or for such purposes of Section 382).
Initial Exercisability. The Rights will not be exercisable until the close of business on the earlier to occur of (i) the tenth (10th) calendar day after the day on which a public announcement or filing that a person or group of affiliated or associated persons has become an “Acquiring Person,” or (ii) the tenth (10th) calendar day (or a later date determined by the Board) after the commencement of a tender or exchange offer the consummation of which would result in a person becoming an Acquiring Person (the earlier of these dates is called the “Distribution Date”).
Until the Distribution Date, the Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the Section 382 Tax Benefits Preservation Plan (as described below).
Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, and subject to the terms, provisions and conditions of the Section 382 Tax Benefits Preservation Plan, a number of shares of the Common Stock having a market value of two times the Purchase Price.
Redemption. At any time until close of business on the tenth (10th) calendar day after the day a public announcement or the filing is made indicating that a person has become an Acquiring Person (and prior to the giving of notice of the exchange or redemption, as applicable to the holders of the Rights), or thereafter under certain circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange all or part of the outstanding Rights (other than those held by an Acquiring Person) for shares of Common Stock at an exchange rate of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

Expiration. The Rights and the Section 382 Tax Benefits Preservation Plan will expire upon the earliest of (i) the date on which all of the Rights are redeemed, (ii) the date on which the Rights are exchanged, (iii) the consummation of a reorganization transaction entered into by the Company resulting in the imposition of stock transfer restrictions that the Board determines will provide protection for the Company’s tax attributes similar to that provided by the Section 382 Tax Benefits Preservation Plan, (iv) the close of business on the effective date of the repeal of Section 382, or any other change, if the Board determines that the Section 382 Tax Benefits Preservation Plan, is no longer necessary or desirable for the preservation of the Company’s tax attributes, (v) the date on which the Board otherwise determines that the Section 382 Tax Benefits Preservation Plan is no longer necessary to preserve the Company’s tax attributes, (vi) the beginning of a taxable year of the Company to which the Board determines that none of the Company’s tax attributes may be carried forward, and (vii) the earlier of (x) the Close of Business on the day following the certification of the voting results of the Company’s 2022 annual meeting of stockholders or a special meeting of stockholders duly held prior to November 17, 2022, if at such stockholder meeting a proposal to approve the Agreement was put before the stockholders and did not pass by the vote of the majority of the shares present in person or represented by proxy and entitled to vote thereon, and (y) November 17, 2024.
Preferred Stock Purchasable Upon Exercise of Rights. After the Distribution Date, each Right will entitle the holder, subject to the terms, provisions and conditions of the Section 382 Tax Benefits Preservation Plan, to purchase, for the Purchase Price, one one-thousandth of a share of the Series B Preferred Stock having economic and other terms similar to that of one share of Common Stock. This portion of a share of Series B Preferred Stock is intended to give a stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock, and should approximate the value of one share of Common Stock.
Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series B Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series B Preferred Stock or the Common Stock.
Amendments. Until the close of business on the tenth (10th) calendar day after the day a public announcement or a filing is made indicating that a person has become an Acquiring Person, or thereafter under certain circumstances, the Company may amend the Rights in any manner. The Company may also amend the Section 382 Tax Benefits Preservation Plan after the close of business on the tenth (10th) calendar day after the day a public announcement or filing is made indicating that a person has become an Acquiring Person, to cure ambiguities, to correct defective or inconsistent provisions or to otherwise change or supplement the Tax Benefits Preservation Plan in any manner that does not adversely affect the interests of holders of the Rights.
Tax Consequences. The issuance of the Rights should not be taxable to the Company or to stockholders under presently existing federal income tax law. However, if the Rights become exercisable or if the Rights are redeemed, stockholders may recognize taxable income, depending on the circumstances then existing.
Required Vote
Ratification of the selection of the Section 382 Tax Benefits Preservation Plan requires the affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 4 for it to be approved). In the event ratification is not provided, by its terms the Tax Benefits Preservation Plan will expire at the close of business on the day following the certification of the voting results of the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SECTION 382 TAX BENEFITS PRESERVATION PLAN.
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Your vote matters – here's how to vote!

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees.

1. Election of five (5) directors.

Nominee	For	Withhold
01 - William Martin	☐	☐
02 - Elias Nader	☐	☐
03 - Eric Singer	☐	☐
04 - Frederick Wasch	☐	☐
05 - Sumit Agarwal	☐	☐

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B Issues — The Board of Directors recommends a vote FOR proposals 2, 3 and 4.

Proposal	For	Against	Abstain
2. Ratification of appointment of Armanino LLP as Immersion Corporation's independent registered public accounting firm for fiscal 2022.	☐	☐	☐
3. Advisory vote on the compensation of our named executive officers.	☐	☐	☐
4. Ratification of section 382 tax benefits preservation plan.	☐	☐	☐

B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — IMMERSION CORPORATION

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement, dated April 11, 2022, and hereby appoints Francis Jose, Aaron Akerman and any person then-serving in the role of Chief Executive Officer or General Counsel of the Company, or any of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on Monday, May 23, 2022, at 9:30 a.m., Pacific Time, at 2550 Hanover St, Palo Alto, CA 94304, and for any adjournment or adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Under Delaware law and the Company's bylaws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth on the reverse side. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO ELECT FIVE DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed postage-paid envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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Online

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Votes submitted electronically must be received by 11:59 PM, Eastern Time, on May 22, 2022.

Stockholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report to stockholders are available at:

www.envisionreports.com/IMMR

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/IMMR**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 22, 2022 to facilitate timely delivery.

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Stockholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR the following proposals:

1. Election of five (5) directors.
2. Ratification of appointment of Armanino LLP as Immersion Corporation's independent registered public accounting firm for fiscal 2022.
3. Advisory vote on the compensation of our named executive officers.
4. Ratification of section 382 tax benefits preservation plan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Immersion Corporation 2022 Annual Meeting

Directions to the Immersion Corporation 2022 Annual Meeting can be viewed at **www.envisionreports.com/IMMR**

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/IMMR**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Immersion Corporation" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 22, 2022.